Exhibit 10.2

CANADIAN SUPERIOR ENERGY INC.

PREFERRED SHARE UNIT PURCHASE AGREEMENT

TABLE OF CONTENTS

Article 1 Purchase and Sale of Units		1
1.1	Sale and Issuance of Preferred Shares and Warrants	1
1.2	Closing; Delivery	1
Article 2 Representations and Warranties of the Corporation		2
2.1	Organization, Good Standing and Qualification	2
2.2	Capitalization	2
2.3	Subsidiaries	3
2.4	Authorization	3
2.5	Valid Issuance of Securities	3
2.6	Governmental Consents	3
2.7	Litigation	4
2.8	US Securities Documents	4
2.9	Canadian Securities Documents	4
2.10	No Integrated Offering	5
2.11	Material Contracts & Commitments	5
2.12	Certain Practices	5
2.13	Sarbanes-Oxley	6
2.14	Compliance with Other Instruments	6
2.15	Agreements; Action	6
2.16	No Conflict of Interest	6
2.17	Rights of Registration and Voting Rights	7
2.18	Title to Property and Assets	7
2.19	Financial Statements	7
2.20	Changes	7
2.21	Employee Benefit Plans	8
2.22	Tax Returns and Payments	9
2.23	Other Names	9
2.24	Insurance Coverage	9
2.25	Labour Agreements and Actions	10
2.26	Permits	10
2.27	Real Property Holding Corporation	10
2.28	Environmental and Safety Laws	10
2.29	Canadian Securities Trades	10
2.30	2.30 Intellectual Property.	11
2.31	“Corporation’s Knowledge” Defined	11
Article 3 Representations and Warranties of the Purchaser		11
3.1	Authorization	11
3.2	Purchase Entirely for Own Account	11
3.3	Source of Funds	12
3.4	Restricted Securities	12
3.5	Legends	12
3.6	Accredited Investor	13
3.7	Exempt Distribution	13
3.8	Tax Consequences	13
3.9	Compliance With Applicable Law	13
3.10	No Securities Commission Review	13

3.11	Delivery of Documents	14
3.12	Purchase Funds	14
Article 4 Conditions of the Purchaser’s Obligations at Closing		14
4.1	Representations and Warranties	14
4.2	Performance	14
4.3	Compliance Certificate	14
4.4	Qualifications	15
4.5	Opinion of Corporation Counsel	15
4.6	Registration Rights Agreement	15
4.7	Material Adverse Effect	15
4.8	Delivery of Share Certificates	15
4.9	Filings; Authorizations	15
4.10	No Injunctions	15
4.11	Legal Investment	16
4.12	Articles	16
4.13	Secretary’s Certificate	16
4.14	Proceedings and Documents	16
4.15	Stock Exchange Approvals re: Common Shares	16
Article 5 Conditions of the Corporation’s Obligations at Closing		16
5.1	Representations and Warranties	16
5.2	Performance	16
5.3	Compliance Certificate	17
5.4	Qualifications	17
5.5	No Injunctions	17
5.6	Legal Investment	17
Article 6 Indemnification		17
6.1	Indemnification by the Corporation	17
6.2	Indemnity by Purchaser	17
6.3	Procedures for Indemnification	18
Article 7 Miscellaneous		18
7.1	Survival	18
7.2	Governing Law	19
7.3	Counterparts	19
7.4	Construction	19
7.5	Notices	19
7.6	Finder’s Fee	20
7.7	Currency	20
7.8	Amendments and Waivers	20
7.9	Severability	20
7.10	Delays or Omissions	20
7.11	Dispute Resolution	20
7.12	Entire Agreement	21

ii

CANADIAN SUPERIOR ENERGY INC.

PREFERRED SHARE UNIT PURCHASE AGREEMENT

This Preferred Share Unit Purchase Agreement (the “Agreement”) is made as of the 31st day of January, 2006, by and between Canadian Superior Energy Inc., a corporation incorporated under the laws of the Province of Alberta, Canada (the “Corporation”) and West Coast Opportunity Fund, LLC (the “Purchaser”).

The parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF UNITS

1.1                               Sale and Issuance of Preferred Shares and Warrants

(a)                                  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Corporation agrees to sell and issue to the Purchaser at the Closing that number of Units set forth opposite the Purchaser’s name on Exhibit A attached hereto at a purchase price of US $1,000 per Unit.  Each Unit consists of ten (10) 5% US $100 Cumulative Convertible Redeemable Preferred Shares (“Preferred Shares”) and eighty (80) common share purchase warrants (“Warrants”) (the Preferred Shares and Warrants collectively referred to as the “Securities”).  There shall be no security certificates representing Units.  The Units shall immediately upon Closing separate into the Preferred Shares and Warrants represented by security certificates for each.

(b)                                 The Corporation shall adopt and file with the Registrar of Corporations for the Province of Alberta on or before the Closing the Articles of Amendment (“Articles of Amendment”) creating and authorizing up to 150,000 Preferred Shares, each Preferred Share to have the rights, preferences and privileges as set forth in the share provisions attached hereto as Exhibit B (the “Share Provisions”).  The Corporation shall also adopt a security certificate representing the Warrants in the form attached hereto as Exhibit C.

1.2                               Closing; Delivery

(a)                                  Subject to the conditions to closing set forth in Sections 4 and 5 hereof having been satisfied, the purchase and sale of the Units shall take place at the offices of Burnet, Duckworth & Palmer LLP, 1400, 350 — 7th Avenue S.W., Calgary, Alberta T2P 3N9 at 10:00 a.m., on January 31, 2006, (“Closing”) or at such other times and places as the Corporation and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing Date”).  In the event there is more than one closing, the term “Closing” shall apply to each such Closing unless otherwise specified herein.

(b)                                 At the Closing, the Corporation shall deliver to the Purchaser certificates representing the Preferred Shares and Warrants comprising the Units being purchased hereunder against payment of the purchase price (“Purchase Price”) by certified check, bank draft or trust check payable to the Corporation or by wire transfer to a bank account designated by the Corporation.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Purchaser that, except as set forth on a Disclosure Schedule (the “Disclosure Schedule”) delivered separately by the Corporation to the Purchaser, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1                               Organization, Good Standing and Qualification

The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, Canada, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as defined in Section 4.7).

2.2                               Capitalization

The authorized capital of the Corporation consists, or will consist, immediately prior to the Closing, of:

(a)                                  an unlimited number of preferred shares, issuable in series, of which the first series consists of up to 150,000 Preferred Shares, none of which are issued and outstanding immediately prior to the Closing.  The rights, privileges and preferences of the Preferred Shares are as stated in the Share Provisions.

(b)                                 an unlimited number of common shares, 119,135,361 shares of which are issued and outstanding as at the date hereof, and there will be no change to the number of issued and outstanding common shares of the Corporation prior to the Closing Date, other than common shares issued on exercise of currently outstanding convertible securities.  All of the outstanding common shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable Canadian and U.S. federal, provincial and state securities laws.

(c)                                  the Corporation has reserved 10,450,875 common shares for issuance to officers, directors, employees and consultants of the Corporation pursuant to its Stock Option Plan (the “Stock Plan”).  Of such reserved common shares, options to purchase 9,488,389 common shares have been granted and are currently outstanding to officers, directors, employees and consultants pursuant to the Stock Plan.

(d)                                 there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Corporation of any common shares of its capital stock except for (i) conversion privileges of the Preferred Shares; (ii) exercise of the Warrants; (iii) outstanding options issued pursuant to the Stock Plan at exercise prices ranging from $0.80 to $3.00 per share; (iv) 2,750,000 common share purchase warrants held by various subscribers, each entitling the holder thereof to acquire one common share at an exercise price of $2.50 per common share at any time on or prior to June 30, 2006; and (v) as specifically listed on the Disclosure Schedule. None of the Corporation’s share purchase agreements or stock option documents contains a provision for accelerated vesting (or lapse of a repurchase right) upon the occurrence of any event, other than the existing stock option agreements for the Corporation, which provide for accelerated vesting in certain circumstances, including in the event of a bona fide offer being made to acquire in excess of 51% of the issued and outstanding voting securities of the

Corporation, with such transaction subsequently being consummated.  The Corporation is not a party or subject to any agreement or understanding, and, to the best of the Corporation’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any securities of the Corporation.

2.3                               Subsidiaries

The Corporation does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than Marquis Exploration Ltd., Mariner Exploration Inc., Canadian Frontier Energy Corp., Canadian Superior Trinidad & Tobago Ltd., 3885062 Vanada Inc., Canadian 88 Energy International Inc. and Canadian 88 International Inc.

2.4                               Authorization

All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) (the Registration Rights Agreement and this Agreement are referred to as the “Agreements”), the performance of all obligations of the Corporation hereunder and thereunder and the authorization, issuance and delivery of the Securities have been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Corporation, shall constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms except; (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5                               Valid Issuance of Securities

The Securities that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement, applicable securities laws, or liens or encumbrances created or imposed by a Purchaser.  Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.6 below, the Securities will be issued in compliance with all applicable securities laws.  The Corporation covenants that neither it nor any authorized agent acting on its behalf will take any action hereafter that would cause the failure of such compliance.  The common shares issuable upon conversion or exercise of the Securities have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Preferred Shares or Warrants, shall be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement, applicable securities laws, and liens or encumbrances created by or imposed by a Purchaser, and will be issued in compliance with all applicable securities laws.

2.6                               Governmental Consents

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Canadian, federal, state or local governmental authority on the part of the Corporation is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings (i) pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws; (ii) pursuant to the Securities Act (Alberta) (the “Alberta

Securities Act”) and National Instrument 45-106, and (iii) with the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”) in order to obtain the conditional listing approval of the exchanges for the transactions contemplated hereby.

2.7                               Litigation

There is no action, suit, proceeding or investigation pending or, to the Corporation’s knowledge, currently threatened against the Corporation or any of its subsidiaries that questions the validity of the Agreements or the right of the Corporation to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of the Corporation, nor is the Corporation aware of any basis for the foregoing.  Neither the Corporation nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Corporation or any of its subsidiaries currently pending or which the Corporation or any of its subsidiaries intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Corporation) involving the prior employment of any of the Corporation’s employees, their use in connection with the Corporation’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8                               US Securities Documents

The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) and the AMEX pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the bylaws, rules and regulations of the AMEX (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “US Securities Documents”).  As of the date of filing of such US Securities Documents, each such US Securities Document, as it may have been subsequently amended by filings made by the Corporation with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such US Securities Document.  None of the US Securities Documents, as of the date filed and as they may have been subsequently amended by filings made by the Corporation with the Commission or the AMEX prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Corporation or its subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Corporation under applicable securities laws and which has not been publicly disclosed.

2.9                               Canadian Securities Documents

The Corporation is a “reporting issuer” not in default under the securities laws of all provinces of Canada.  The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it with the securities commission of each province of Canada and the TSX pursuant to the reporting requirements of applicable Canadian provincial securities laws, the rules and regulations promulgated thereunder, and the bylaws, rules and regulations of the TSX (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Canadian Securities Documents” and together with the US Securities Documents, the “Public Securities Documents”).  As of the date of filing of such Canadian Securities Documents, each such Canadian Securities Document, as it may have been subsequently amended in accordance with applicable provincial securities legislation and/or the bylaws, rules and regulations of the TSX prior to the date hereof, complied as to form in all material respects with the requirements of applicable Canadian provincial securities law, the rules and regulations promulgated thereunder, and the rules and regulations of the TSX applicable to such Canadian Securities Documents.  None of the Canadian Securities Documents, as of the date filed and as they may have been subsequently amended in accordance with applicable Canadian provincial securities legislation and/or the bylaws, rules and regulations of the TSX prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.10                        No Integrated Offering

Neither the Corporation, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Corporation for purposes of the securities laws or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Corporation are listed or designated, nor will the Corporation or any of its subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

2.11                        Material Contracts & Commitments

Each of the contracts of the Corporation (“Contracts”) is a valid and binding obligation of the Corporation or its subsidiaries that are parties thereto and, to the Corporation’s knowledge, the other parties thereto, enforceable in accordance with their terms, and are in full force and effect in all material respects.  The Corporation is not in default under, or otherwise in violation of the terms of, any of the Contracts in any material respect.  To the best of the Corporation’s knowledge, no other party to any of the Contracts is in default thereunder or otherwise in violation of the material terms thereof.  To the Corporation’s knowledge, the performance of any such Contract would not result in a Material Adverse Effect and all were entered into in the ordinary course of business in arms-length transactions.

2.12                        Certain Practices

Neither the Corporation nor any of its subsidiaries nor, to the Corporation’s knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other persons or entities acting on behalf of the Corporation or any subsidiary thereof, has on behalf of the Corporation or any subsidiary thereof or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Corporation or any subsidiary thereof; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.13                        Sarbanes-Oxley

The Corporation has complied in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 applicable to it.

2.14                        Compliance with Other Instruments

(a)                                  The Corporation is not in violation or default of any provisions of its constituting documents or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of Canadian, provincial, federal or state statute, rule or regulation applicable to the Corporation.  The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Corporation.

(b)                                 The Corporation has avoided every condition, and has not performed any act, the occurrence of which would result in the Corporation’s loss of any right granted under any material license, distribution agreement or other agreement.

2.15                        Agreements; Action

(a)                                  Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Corporation’s capital stock and the issuance of options to purchase shares of the Corporation’s common shares, in each instance, approved by the Board of Directors, there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors, affiliates, or any affiliate thereof.

(b)                                 Other than as set forth in the Disclosure Schedule, neither the Corporation nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $500,000 in the aggregate, which is presently outstanding, (iii) made any loans or advances to any officer, director or employee other than ordinary advances for travel expenses.

2.16                        No Conflict of Interest

Other than as set forth in the Public Securities Documents, the Corporation is not indebted, directly or indirectly, to any of its officers or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business.  None of the Corporation’s officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Corporation or, to the Corporation’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation which competes with the Corporation except that officers, directors and/or shareholders of the Corporation may own stock in, but not exceeding two percent of the outstanding capital stock of, any publicly traded company that may compete with the Corporation.  To the Corporation’s knowledge, other than employment agreements and stock option agreements entered into in the ordinary course of business, none of the Corporation’s officers or directors or any members of their immediate families are, directly or indirectly, interested in any contract with the

Corporation.  The Corporation is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation other than wholly-owned subsidiaries.

2.17                        Rights of Registration and Voting Rights

Except as contemplated in the Registration Rights Agreement, the Corporation has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.  To the knowledge of the Corporation, no stockholder of the Corporation has entered into any agreements with respect to the voting of capital shares of the Corporation.

2.18                        Title to Property and Assets

The Corporation owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Corporation’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Corporation is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

2.19                        Financial Statements

The Corporation’s audited financial statements contained in the Public Securities Documents as at December 31, 2004 and December 31, 2003, and for the fiscal years then ended, (collectively, the “Annual Financial Statements”) and unaudited financial statements as at September 30, 2005 and for the 9-month period then ended (the “Interim Financial Statements” collectively, with the Annual Financial Statements, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles of Canada applied on a consistent basis throughout the periods indicated, provided that the Interim Financial Statements do not contain all footnotes required by generally accepted accounting principles and may omit certain year end adjustments.  The Corporation’s annual report on Form 40-F filed with the Commission that contains the Annual Financial Statements contains supplemental information in accordance with the requirements of the Commission that reconciles the information in the Annual Financial Statements with United States generally accepted accounting principles.  The Financial Statements fairly present the financial condition and operating results of the Corporation as of the dates and for the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments.

2.20                        Changes

Since December 31, 2004, there has not been:

(a)                                  any change in the assets, liabilities, financial condition or operating results of the Corporation from that reflected in the US Securities Documents and the Canadian Securities Documents, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b)                                 any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Corporation;

(c)                                  any waiver or compromise by the Corporation of a valuable right or of a material debt owed to it;

(d)                                 any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Corporation;

(e)                                  any material change to a material contract or agreement by which the Corporation or any of its assets is bound or subject;

(f)                                    any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)                                 any resignation or termination of employment of any officer or key employee of the Corporation; and the Corporation is not aware of any impending resignation or termination of employment of any such officer or key employee;

(h)                                 any mortgage, pledge, transfer of a security interest in, or lien, created by the Corporation, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(i)                                     any loans or guarantees made by the Corporation to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)                                     any declaration, setting aside or payment or other distribution in respect to any of the Corporation’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Corporation;

(k)                                  to the Corporation’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, condition (financial  or otherwise), operating results, business, or prospects of the Corporation; or

(l)                                     any arrangement or commitment by the Corporation to do any of the things described in this Section 2.20;

other than as disclosed in the US Securities Documents or the Canadian Securities Documents.

2.21                        Employee Benefit Plans

(a)                                  The following definitions will apply to this Section 2.21:

(i)                                     “Code” shall mean the Internal Revenue Code of 1986, as amended;

(ii)                                  “Corporation Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Corporation or any Affiliate for the benefit of any Employee, or with respect to which the Corporation or any Affiliate has or may have any liability or obligation;

(iii)                               “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(iv)                              “ERISA Affiliate” shall mean any other person or entity under common control with the Corporation within the meaning of section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

(v)                                 “Multiemployer Plan” shall mean any “Pension Plan” (as defined below) which is a “multiemployer plan,” as defined in section 3(37) of ERISA;

(vi)                              “Pension Plan” shall mean each Corporation Employee Plan which is an “employee pension benefit plan,” within the meaning of section 3(2) of ERISA;

(b)                                 Neither the Corporation nor any ERISA Affiliate contributes to or has any contingent obligations to any Multiemployer Plan.  Neither  the Corporation nor any ERISA Affiliate has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA.

(c)                                  Neither the Corporation nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.  Neither the Corporation nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Corporation Employee Plan which is a welfare plan (as defined in section 3(l) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA.

(d)                                 Each Corporation Employee Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by the Corporation or any ERISA Affiliate of any material liability, fine or penalty.  No Corporation Employee Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit.   Neither the Corporation nor any ERISA Affiliate nor any fiduciary of any Corporation Employee Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

2.22                        Tax Returns and Payments

The Corporation has filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  The Corporation has paid all taxes and other assessments due.

2.23                        Other Names

The business conducted by the Corporation prior to the date hereof has not been conducted under any corporate, trade or fictitious name other than “Prize Energy Inc.” from November 16, 1993 to August 25, 2000, “Kapalua Gold Mines Ltd.” from April 27, 1993 to November 16, 1993 and prior thereto “297272 Alberta Ltd.”.

2.24                        Insurance Coverage

There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Corporation and its subsidiaries and their properties and business against such losses and risks, and in such amounts as are customary in the case of corporations engaged in the same or similar business and similarly situated.  The Corporation and its subsidiaries have not been refused any insurance coverage sought or applied for, and the Corporation has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same will expire upon terms at least as favourable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Corporation.  The Corporation has directors’ and officers’ liability insurance coverage protecting the directors in an amount not less than $5 million.

2.25                        Labour Agreements and Actions

The Corporation is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labour union, and no labour union has requested or, to the knowledge of the Corporation, has sought to represent any of the employees, representatives or agents of the Corporation.  There is no strike or other labour dispute involving the Corporation pending, or to the knowledge of the Corporation threatened, which could have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), operating results, business, or prospects of the Corporation, nor is the Corporation aware of any labour organization activity involving its employees.  The Corporation has complied in all material respects with all applicable Canadian and United States federal, provincial and state equal employment opportunity laws and with other laws related to employment.

2.26                        Permits

The Corporation and each of its subsidiaries has all material franchises, permits, licenses and any similar authorities necessary for the conduct of its business.  The Corporation is not in default in any material respect under any of such franchises, permits, licenses or other similar authorities.

2.27                        Real Property Holding Corporation

The Corporation is not a “United States real property holding corporation” within the meaning of the Code and any regulations promulgated thereunder.

2.28                        Environmental and Safety Laws

To the Corporation’s knowledge, it has complied in all material respects with applicable statutes, laws or regulations relating to the environment or occupational health and safety and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation which are not otherwise accounted for in the financial statements of the Corporation.  No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Corporation or, to the Corporation’s knowledge, after reasonable investigation by any other person or entity on any property owned, leased or used by the Corporation.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

2.29                        Canadian Securities Trades

The Securities and the common shares issuable upon conversion or exercise of the Securities will generally be subject to a four month “hold period”, commencing on the Closing Date, under applicable

Canadian securities legislation, after which time they will generally be freely tradable without restriction through the TSX, subject to restrictions imposed on trades which constitute “control distributions” under applicable securities legislation at the Closing Date.

2.30                        2.30        Intellectual Property.

The Corporation owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, domain names, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted without any conflict with, or infringement of, the rights of others.  The Corporation has not received any communications alleging that the Corporation has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, domain names, trade secrets or other proprietary rights or processes of any other person or entity.  The Corporation is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or consultant’s best efforts to promote the interest of the Corporation or that would conflict with the Corporation’s business.  Neither the execution or delivery of the Agreements, nor the carrying on of the Corporation’s business by the employees or consultants of the Corporation, nor the conduct of the Corporation’s business as proposed, will, to the Corporation’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee or consultant is now obligated.  The Corporation does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) or consultants made prior to their employment by, or execution of a consulting agreement with, the Corporation.

2.31                        “Corporation’s Knowledge” Defined

As used in this Section 2, the terms “to the Corporation’s knowledge”, “known to the Corporation” or similar phrases shall mean to the actual knowledge of the officers and directors of the Corporation, after careful consideration of the matters set forth in the representation that is so qualified and a prudent review of all files, documents, agreements and other material in such person’s possession or subject to his or her control.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Corporation that:

3.1                               Authorization

The Purchaser has full power and authority to enter into the Agreements. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2                               Purchase Entirely for Own Account

This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Corporation, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws.  The Purchaser has not been formed for the specific purpose of acquiring the Securities.  The Purchaser does not act jointly or in concert with any other Purchaser for Securities for the purpose of the acquisition of the Securities.

3.3                               Source of Funds

The funds representing the Purchase Price which will be paid by the Purchaser to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of its knowledge (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (b) it shall promptly notify the Corporation if the Purchaser discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

3.4                               Restricted Securities

The Purchaser understands that the Securities and the common shares underlying them (collectively the “Investment Securities”) have not been, and will not be (other than pursuant to the Registration Rights Agreement), registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Investment Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Investment Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, or the Investment Securities are sold on the TSX.  The Purchaser acknowledges that the Corporation has no obligation to register or qualify the Investment Securities for resale in the United States except as set forth in the Registration Rights Agreement.  The Purchaser further acknowledges that if an exemption from U.S. registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Investment Securities, and on requirements relating to the Corporation which are outside of the Purchaser’s control, and which the Corporation is under no obligation and may not be able to satisfy.

3.5                               Legends

The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends securities law purposes:

(a)                                  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED IN THE UNITED STATES WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM

SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”;

(b)                                 Any legend set forth in the other Agreements;

(c)                                  Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended; and

(d)                                 “Unless permitted under securities legislation, the holder of the security shall not trade the securities before the date that is four months and a day after the distribution date.”.

3.6                               Accredited Investor

The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and as defined in National Instrument 45-106.

3.7                               Exempt Distribution

Purchaser acknowledges that because its subscription under this Agreement is being made pursuant to exemptions from the prospectus and registration requirements of applicable securities law:

(a)                                  its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (1) the fact that the Corporation is organized under the laws of Canada; (2) some or all of its directors and its officers may be residents of Canada, and (3) a substantial portion of the assets of the Corporation and said persons may be located outside the United States; and

(b)                                 the Corporation is relieved from certain obligations that would otherwise apply under the applicable securities laws if the exemptions were not being used.

3.8                               Tax Consequences

The Purchaser understands that the investment in the Investment Securities may have tax consequences under the laws of the United States and of Canada and that it is the sole responsibility of the Purchaser to determine and assess such tax consequences as may apply to its particular circumstances.

3.9                               Compliance With Applicable Law

Subject to the Corporation’s compliance with its representations, warranties and covenants hereunder, the entering into of the Agreements by the Purchaser and the completion of the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law applicable to it, or any of its constating documents, or of any agreement to which the Purchaser is a party or by which it is bound.

3.10                        No Securities Commission Review

The Purchaser is aware that: (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Investment Securities; (b) there is no government or other insurance covering the Investment Securities; (c) there is: (i) a four month restriction on the Purchaser’s ability to resell the Investment Securities; and (ii) a filing requirement for control persons, and it is the responsibility of the Purchaser to comply with such restrictions for selling the Investment Securities before such sale; (d) the

Corporation is relying on an exemption under Canadian securities laws from the requirements as to the filing of a prospectus, to provide the Purchaser with a prospectus and as to the delivery of an offering memorandum, as well as to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), including statutory rights of rescission or damages, will not be available to the Purchaser; and (e) the Corporation is relieved from certain obligations that would otherwise apply under the applicable securities laws if the exemption were not being used.

3.11                        Delivery of Documents

If required by applicable securities legislation, regulations, rules, instruments, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

3.12                        Purchase Funds

None of the funds the Purchaser is or will be using to purchase the Investment Securities are or will be, to the knowledge of the Purchaser, proceeds obtained or derived, directly or indirectly, as a result of illegal activities.

ARTICLE 4
CONDITIONS OF THE PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of the Purchaser to the Corporation under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Purchaser, which conditions are for the Purchaser’s sole benefit and may be waived at any time in its sole discretion by providing the Corporation prior written notice thereto:

4.1                               Representations and Warranties

The representations and warranties of the Corporation contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

4.2                               Performance

The Corporation shall have performed and complied in all material respect with all covenants, agreements, obligations and conditions contained in the Agreements that are required to be performed or complied with by it on or before the Closing Date.

4.3                               Compliance Certificate

The CEO of the Corporation shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4                               Qualifications

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the Canada or United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5                               Opinion of Corporation Counsel

The Purchaser shall have received from Burnet, Duckworth & Palmer LLP (as to matters relating to Canadian and Alberta law) and Preston Gates & Ellis LLP (as to matters relating to United States law), an opinion dated as of the Closing Date, in substantially the form of Exhibit E-1 and Exhibit E-2, as applicable.

4.6                               Registration Rights Agreement

The Corporation and the Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit D.

4.7                               Material Adverse Effect

Between the time of the execution of this Agreement and the Closing Date, (i) no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and unfavorable to the Corporation shall have been entered into by the Corporation.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect or a change to the business, properties, assets, operations, results of operations, prospects, or condition (financial or otherwise) of the Corporation and its subsidiaries, or on the transactions contemplated hereby by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Corporation to perform its obligations under the Agreements; provided, however, that a Material Adverse Effect will not be deemed to have occurred unless such effect or change or changes in aggregate relates to one or more adverse changes from a financial point of view of at least $1,000,000 or if such effect or change could have a material adverse effect or material adverse change to the business of the Corporation.

4.8                               Delivery of Share Certificates

The Corporation shall have executed and delivered certificates for the Securities purchased by the Purchaser at the Closing.

4.9                               Filings; Authorizations

The Corporation shall have made all filings under all applicable Canadian and United States federal, provincial and state securities laws and the bylaws, rules and regulations of the TSX and AMEX necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by the Agreements and such authorizations, approvals and permits shall be effective as of the Closing Date.

4.10                        No Injunctions

No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Agreements, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

4.11                        Legal Investment

At the time of the Closing, the purchase of the Securities by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Corporation are subject.

4.12                        Articles

The Corporation shall have filed the Articles of Amendment with the Registrar of Corporations of the Province of Alberta, Canada, in accordance with Section 1.1(b), on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

4.13                        Secretary’s Certificate

The Secretary of the Corporation shall deliver to the Purchaser at the Closing a certificate certifying (i) the constating documents of the company, (ii) the Bylaws of the Corporation, and (iii) resolutions of the Board of Directors approving the Agreements and the transactions contemplated hereby and thereby.

4.14                        Proceedings and Documents

All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and Purchaser (or their counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.

4.15                        Stock Exchange Approvals re: Common Shares

The common shares underlying the Securities (the “Subject Securities”) shall have been conditionally approved for listing on the TSX and AMEX and the TSX and American Stock Exchange shall have confirmed in writing that the Subject Securities will be posted or listed for trading on the TSX and American Stock Exchange as of the Closing Date, subject to satisfaction of usual conditions.

ARTICLE 5
CONDITIONS OF THE CORPORATION’S OBLIGATIONS AT CLOSING

The obligations of the Corporation to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1                               Representations and Warranties

The representations and warranties of the Purchaser contained in Article 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2                               Performance

All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3                               Compliance Certificate

The CEO of the Purchaser shall deliver to the Corporation at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4                               Qualifications

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the Canada, United States or of any province or state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.5                               No Injunctions

No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents the consummation of the transactions contemplated by the Agreements.

5.6                               Legal Investment

At the time of the Closing, the purchase of the Securities by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Corporation are subject.

ARTICLE 6
INDEMNIFICATION

6.1                               Indemnification by the Corporation

Subject to section 7.1 hereof, in consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Corporation’s other obligations under the Agreements, the Corporation shall defend, protect, indemnify and hold harmless the Purchaser and all of its officers, directors, employees and any of the foregoing persons’ representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable fees of legal counsel and disbursements (collectively, “Claims”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation herein, (b) any breach of any covenant, agreement or obligation of the Corporation herein (other than due to the material breach hereof by the Purchaser), and (c) any cause of action, suit or claim brought or made against such Purchaser Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of any of the Agreements or any other certificate, instrument or document contemplated hereby or thereby.  To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Claims which is permissible under applicable law.

6.2                               Indemnity by Purchaser

Subject to Section 7.1, the Purchaser agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents and advisers (“Corporate Indemnitees”) (the Purchaser Indemnitees and Corporate Indemnitees each an “Indemnitee”) from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Corporation in connection herewith.

6.3                               Procedures for Indemnification

Promptly after an Indemnitee has knowledge of any Claim as to which such Indemnitee reasonably believes indemnity may be sought or promptly after such Indemnitee receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnitee shall, if a Claim in respect thereof is to be made against a party providing an indemnity (“Indemnitor”) under this Article 6 deliver to the Indemnitor a written notice of such Claim, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnitor and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the Indemnitor, the representation by such counsel of the Indemnitee and the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and the Indemnitor; provided, further, that the Indemnitor shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnitee.  The Indemnitee shall cooperate fully with the Indemnitor in connection with any negotiation or defense of any such action or Claim by the Indemnitor and shall furnish to the Indemnitor all information reasonably available to the Indemnitee which relates to such action or Claim.  The Indemnitor shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Indemnitor shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Indemnitor shall not unreasonably withhold, delay or condition its consent.  The Indemnitor shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a full release from all liability in respect to such Claim and action and proceeding.  After indemnification as provided for under this Agreement, the rights of the Indemnitor shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the Indemnitor as provided in this Agreement shall not relieve the Indemnitor of any liability to the Indemnitee under this Article 6 except to the extent that the Indemnitor is prejudiced in its ability to defend such action.

ARTICLE 7
MISCELLANEOUS

7.1                               Survival

The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser.  No claim against the party making any representations and warranties under Article 2 or Article 3 in respect of a breach of any such representations and warranties shall be made or be enforceable, whether by legal proceeding or otherwise, unless written notice of such claim is given to such party by the party for whose benefit such representations and warranties were given within one (1) year from the Closing Date, except for the representations set forth in Sections 2.1 through and including Section 2.6, which shall survive indefinitely.  All statements as to factual matters contained in any certificate, exhibit or other instrument delivered by or on behalf of the Corporation pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be the representations and warranties of the Corporation, as of the date of such certificate or instrument.

7.2                               Governing Law

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Province of Alberta, and federal laws of Canada without giving effect to principles of conflicts of law.

7.3                               Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  A signed counterpart provided by way of facsimile transmission shall be as binding upon the parties as an originally signed counterpart.

7.4                               Construction

The titles and subtitles of this Agreement are intended for reference only and shall not by themselves determine the construction or interpretation of this Agreement.  This Agreement and the provisions contained herein and the exhibits hereto shall not be construed or interpreted for or against any party to this Agreement because said party drafted or caused the party’s legal representative to draft any of its provisions.  The Corporation has been represented by legal counsel in connection with the drafting and negotiation of this Agreement.  The language of this Agreement shall be construed as to its fair meaning.

7.5                               Notices

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 3 business days after being deposited in the mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below:

(a)                                  if to the Corporation:

Canadian Superior Energy Inc.
3300, 400 – 3rd Avenue SW
Calgary, Alberta
Canada  T2P 4H2

Attention:      Gregory S. Noval
Fax:               (403) 216-2374

(b)                                 if to the Purchaser:

West Coast Opportunity Fund, LLC.
c/o West Coast Asset Management, Inc.
295, Alessandra Drive, Suite 100
Ventura, California
USA 93001

Attention:      Atticus Lowe
Fax:               (805) 648-6466

A party may from time to time change its address for notice by giving written notice in accordance with the foregoing provision.

7.6                               Finder’s Fee

Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  The Purchaser agrees to indemnify and to hold harmless the Corporation from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible.  The Corporation agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Corporation or any of its officers, employees or representatives is responsible.

7.7                               Currency

Unless otherwise specifically indicated herein, all references to dollar amounts are to Canadian dollars.

7.8                               Amendments and Waivers

Any term of this Agreement may be amended or waived only with the written agreement of the Corporation and the Purchaser.

7.9                               Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.10                        Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11                        Dispute Resolution

Any matter upon which the parties do not agree may be referred by either party to arbitration pursuant to the terms hereof, and the arbitration shall be before a single arbitrator.  Any such arbitration, including the selection of the arbitrator, shall be governed by the Arbitration Act (Alberta).  The decision of the arbitrator shall be final and binding on the parties and the costs and fees relating thereto shall be borne by the parties in the manner the arbitrator determines to be equitable.

7.12                        Entire Agreement

This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

The parties have executed this Preferred Share Unit Purchase Agreement as of the date first written above.

CANADIAN SUPERIOR ENERGY INC.		WEST COAST OPPORTUNITY FUND, LLC

By West Coast Asset Management, Inc., managing member

Per:	/s/ Gregory S. Noval	Per:	/s/ Atticus Lowe
	Gregory S. Noval President and Chief Executive Officer		Atticus Lowe Vice President

DISCLOSURE SCHEDULE

This Disclosure Schedule is given pursuant to Article 2 of the Unit Purchase Agreement attached hereto (the “Agreement).  The schedule numbers in this Disclosure Schedule correspond to the section numbers in the Agreement.  Any information disclosed under any section number in this Disclosure Schedule shall not be deemed disclosed under and incorporated into any other section number unless specifically cross referenced to such section under the Agreement where such disclosure would be appropriate.  Terms defined in the Agreement have the same meaning when used in the Disclosure Schedule unless the context otherwise requires.

EXHIBITS

Exhibit A -	Schedule of Purchaser

Exhibit B -	Form of Amended and Restated Articles of Amalgamation

Exhibit C -	Form of Warrant

Exhibit D -	Form of Registration Rights Agreement

Exhibit E - 1	Form of Legal Opinion of with respect to Alberta law

Exhibit E - 2	Form of Legal Opinion of U.S. Corporate Counsel

EXHIBIT A

SCHEDULE OF PURCHASER

Purchaser	Total Number of Units to be Purchased	Purchase Price (US Dollars)

West Coast Opportunity Fund, LLC	15,000	$15,000,000

EXHIBIT B

ARTICLES OF AMENDMENT

Business Corporations Act

(Alberta)

Section 29 or 177

1.	Name of Corporation:	2.	Corporate Access Number:

	Canadian Superior Energy Inc.		202972725

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 29 of the Business Corporations Act (Alberta), the Corporation shall issue a series of First Preferred Shares being Series A, having attached thereto the rights, privileges, restrictions and conditions as set out in the Shares in Series Schedule attached hereto.

Michael Coolen
Name of Person Authorizing (please print)	Signature

Vice President, East Coast Operations	January 31, 2006
Title (please print)	Date

This information is being collected for purposes of corporate registry records in accordance with the Business Corporations Act.  Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Co-ordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 – 102 Street, Edmonton, Alberta T5J 4L4, (780) 422-7330.

SECTION 29 SCHEDULE

The US $100.00 5% Cumulative Redeemable Convertible Preferred Shares of the Corporation shall consist of One Hundred and Fifty Thousand (150,000) shares, shall be designated as First Preferred Shares, Series A (the “First Preferred Shares, Series A”) and, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.00                        INTERPRETATION

1.01        In these provisions, unless the context otherwise requires:

(a)           “accrued and unpaid dividends” means, at any particular date, dividends accrued to and including such date pursuant to Article 2.00 which have not then been paid, whether or not declared by the Board of Directors;

(b)           “applicable law” means the law applicable to the Corporation, including the Business Corporations Act (Alberta) and any successor statute, as the same may from time to time be in force;

(c)           “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation’s registered office is located;

(d)           “Certificate” means a certificate of the Corporation signed by any two of the President, a Vice-President or the Secretary of the Corporation and may consist of one or more instruments so executed;

(e)           “Common Shares” means common shares of the Corporation as such shares were constituted on December 29, 2005 or as subsequently consolidated or subdivided and any other shares resulting from the reclassification or change of such Common Shares or other capital reorganization or amalgamation, consolidation, merger or sale, all as referred to in Sections 5.04 and 5.10;

(f)            “Current Conversion Basis” means the number of Common Shares into which each First Preferred Share, Series A is convertible, which number at any particular time is equal to the result obtained (expressed to the second decimal place rounded upwards) by dividing US $100.00 by the Current Conversion Price;

(g)           “Current Conversion Price” means US $2.50 per Common Share subject to adjustment as hereinafter provided, regardless of the Common Share price in effect at the time of such adjustment provided that such price shall always be expressed to one-tenth of one cent, rounded upwards;

(h)           “Current Market Price” means, as at any date when the Current Market Price is to be determined, the weighted average price per Common Share at which board lots of the Common Shares have been traded on the Exchange for at least 20 trading days in any consecutive 30 day period, ending  three trading days prior to such date.  In the event the Common Shares are not listed on the Exchange but are listed on another stock exchange or stock exchanges in Canada, any references to such other stock exchange, or, if more than one, is to such one as shall be designated by the Board of Directors.  In the event Common Shares are not so traded on any stock exchange in Canada, the Current Market Price thereof shall be determined by the Board of Directors;

(i)                                     “Dividend Payment Date” means the last day of March, June, September and December in each year commencing on the Initial Payment Date;

(j)                                     “Exchange” means the American Stock Exchange;

(k)                                  “Initial Dividend Rate” means 5%, multiplied by the number of days from the date of issue to the Initial Payment Date, divided by 365;

(l)                                     “Initial Payment Date” means March 31, 2006;

(m)                               “Quarterly Dividend Rate” means, in respect of any Dividend Payment Date, 1.25%; and

(n)                                 “Stated Value” means US $100.00 provided that for the purposes of Article 2.00 in the event that any amount of dividends accrued on a First Preferred Shares, Series A to a particular Dividend Payment Date is not paid on such date, for the purpose of calculating the amount of dividends accruing after such Dividend Payment Date, Stated Value shall be the aggregate of US $100.00 and the amount of accrued and unpaid dividends on such Dividend Payment Date until such accrued and unpaid dividends are paid.

1.02        In the event that any day on which any dividend on First Preferred Shares, Series A is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a Business Day, then such dividend shall be payable, or such other actions shall be required to be taken, on or by the next succeeding day that is a Business Day.

2.00                        DIVIDENDS

2.01        The holders of First Preferred Shares, Series A shall be entitled to receive, and the Corporation shall pay on each First Preferred Shares, Series A as and when declared by the Board of Directors out of the assets of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends on:

(i)                                     the Initial Payment Date in an amount per share equal to the Initial Dividend Rate multiplied by the Stated Value; and

(ii)                                  each of the Dividend Payment Dates in an amount per share equal to the Quarterly Dividend Rate multiplied by the Stated Value;

provided that for and restricted to the 150 day period after December 30, 2010, the dividend rate on outstanding First Preferred Shares, Series A shall be increased by 1/30 of 1% per day.

In any case where dividends are to be calculated for a period (the “Dividend Payment Period”) that ends on a date other than the Initial Payment Date or a Dividend Payment Date, the daily rate at which such dividends shall accrue shall be an amount per share equal to (i) 5% multiplied by the Stated Value; multiplied by (ii) the result obtained when the number of days in such Dividend Payment Period is divided by 365 and adjusted with respect to the immediately preceding proviso.

2.02        If on any date on which dividends are to be paid the dividends payable on such date are not paid in full on the First Preferred Shares, Series A then issued and outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends and in priority to dividends on the Common Shares and on all other shares ranking junior to the First Preferred Shares, Series A with respect to the payment of dividends.  The holders of First Preferred Shares, Series A shall not be entitled to any dividend other than or in excess of the cumulative preferential cash dividends herein provided for.

2.03        Subject to Section 2.04, dividends (less any tax required to be withheld by the Corporation) on the First Preferred Shares, Series A shall be paid by cheque payable in lawful money of the United States at par or by any other reasonable means that the Corporation deems desirable.  The mailing of such cheque from the Corporation’s registered office, or the payment by such other reasonable means as may herein be permitted or which the Corporation deems desirable, on or before the date on which such dividend is to be paid to a holder of First Preferred Shares, Series A shall be deemed to be payment of the dividends represented thereby and payable on such date unless the cheque is not paid upon presentation or payment by such other means is not received.  Dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed within six years after the date on which they were declared to be payable shall be forfeited to the Corporation.

2.04        The Corporation may elect from time to time, to satisfy its dividend payment obligation on any Dividend Payment Date entirely or in part by delivering Common Shares to the holders of First Preferred Shares, Series A within five days of the Dividend Payment Date.  The number of Common Shares issuable, if and when so determined by the Board of Directors of the Corporation, shall be equal to 115% of the Quarterly Dividend Rate multiplied by the Stated Value divided by the Current Market Price, less any amount to be paid in cash, calculated on a per share basis.  In the event that the aggregate dividend payable to any holder shall result in a fraction of a Common Share, the Corporation shall adjust such fractional interest by rounding up such fraction to the next whole number of Common Shares.  Any Common Shares issued by way of dividends shall be approved for listing on the Exchange.

3.00                        REDEMPTION

3.01        Subject to applicable law and Article 8.00, the Corporation may redeem during the time periods specified below, provided the Corporation has, or has caused drilling operations to be completed on at least one well on Block C in Trinidad and Tobago, or such later date as drilling operations have been completed on at least one well in Block C in Trinidad and Tobago, the whole or any part of the First Preferred Shares, Series A if the Corporation shall have filed with the transfer agent for the First Preferred Shares, Series A if any, or if there is no transfer agent for such shares at any such time, shall have given to the holders of First Preferred Shares, Series A, on the day that the requisite notice of redemption is given, a Certificate certifying that the Current Market Price prior to the date on which notice of redemption is given hereunder, was not less than the percentage specified below of the Current Conversion Price in effect on the date of filing or giving of such Certificate, on payment of the Stated Value per First Preferred Shares, Series A to be redeemed, together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the whole amount being herein referred to as the “redemption price”):

Period	Percentage of Current Conversion Price Premium	Redemption
December 30, 2007 to December 30, 2010	125%	US $100.00

Subject to applicable law, on and after December 30, 2010, the Corporation must redeem, at any time or from time to time, the whole or any part of the First Preferred Shares, Series A on payment for each such share to be redeemed of the Stated Value together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the whole amount being herein referred to as the “redemption price”).

In case only a part of the then outstanding First Preferred Shares, Series A are at any time to be redeemed, the shares so to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of First Preferred Shares, Series A or in such other manner as the Board of Directors deems reasonable.

3.02        On any redemption of First Preferred Shares, Series A under this Article 3.00, the Corporation shall give, in the manner provided in Article 13.00 and at least 30 days and not more than 60 days before the date fixed for redemption, a notice in writing of the intention of the Corporation to redeem First Preferred Shares, Series A to each person who at the date of giving of such notice is a registered holder of First Preferred Shares, Series A to be redeemed.  Such notice shall set out the calculation of the redemption price, the date fixed for redemption and, unless all the First Preferred Shares, Series A held by the holder to whom it is addressed are to be redeemed, the number of such shares so held which are to be redeemed.

3.03        The redemption price (less any tax required to be withheld by the Corporation) shall be paid by cheque payable in lawful money of the United States or by such other reasonable means as the Corporation deems desirable.  The mailing of such cheque from the Corporation’s registered office, or the payment by such other reasonable means as the Corporation deems desirable, on or before the date fixed for redemption shall be deemed to be payment of the redemption price represented thereby on such date fixed for redemption unless the cheque is not paid upon presentation or payment by such other means is not received.  Notwithstanding the foregoing, the Corporation shall be entitled to require at any time, and from time to time, that the redemption price be paid to holders of First Preferred Shares, Series A only upon presentation and surrender at the head office of the Corporation or at any other place or places within Canada designated by the notice of redemption of the certificate or certificates for such First Preferred Shares, Series A to be redeemed.

3.04        If a part only of the First Preferred Shares, Series A represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

3.05        At any time after notice of redemption is given, the Corporation shall have the right to irrevocably deposit the redemption price of any or all First Preferred Shares, Series A to be redeemed with any chartered bank or banks or with any trust company or trust companies in Canada named for such purpose in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the First Preferred Shares, Series A to be redeemed.  Upon such deposit or deposits being made or upon the date fixed for redemption, whichever is later, the shares in respect of which such deposit has been made shall be and be deemed to be redeemed and the rights of the holders of such shares shall be limited to receiving, without interest, the proportion of the amount so deposited applicable to their respective shares.  Any interest allowed on such deposit or deposits shall accrue to the Corporation.

3.06        Any cheque representing payment of redemption price not presented to the Corporation’s bankers for payment, or any money so set aside and not claimed by or paid to the holders of First Preferred Shares, Series A entitled thereto, within six years after the date fixed for redemption shall be forfeited to the Corporation

3.07        From and after the date fixed for redemption, the First Preferred Shares, Series A called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation.

3.08        First Preferred Shares, Series A which are redeemed or deemed to be redeemed in accordance with this Article 3.00 shall, subject to applicable law, be and be deemed to be cancelled and shall not be reissued.

4.00                        RETRACTION

4.01        Subject to applicable law, on the earlier of (i) December 30, 2010, or (ii) upon the occurrence of a takeover of the Corporation resulting in the Common Shares no longer being publicly-traded, each registered holder of First Preferred Shares, Series A shall be entitled to require the Corporation to retract any First Preferred Shares, Series A tendered as hereinafter provided at a price per share equal to the Stated Value, together with all accrued and unpaid dividends thereon up to the retraction date, (the whole amount being herein referred to as the “retraction price”) the whole subject to the provisions which follow.  A holder of First Preferred Shares, Series A wishing to exercise the retraction privilege must complete and duly execute the retraction form on the certificate(s) representing the First Preferred Shares, Series A which the holder elects to have so purchased and deposit such certificate(s) representing First Preferred Shares, Series A which the holder elects to have so purchased not later than 30 days immediately before the date on which the holder wishes to exercise the retraction privilege (being herein referred to as the “retraction date”) with the Secretary of the Corporation, the registrar of the First Preferred Shares, Series A or any other place designated by the Corporation in the retraction form, whereupon the deposit will be irrevocable except in the event that the Corporation otherwise agrees or to the extent that the Corporation fails to retract the shares in respect of which the deposit was made on or before the retraction date.

If at any time more First Preferred Shares, Series A are tendered pursuant hereto for retraction than the Corporation is obligated pursuant hereto to retract or than are permitted to be retracted pursuant to the terms of any instruments of indebtedness of the Corporation or applicable law, the Corporation shall retract the maximum number of First Preferred Shares, Series A it may retract within such limitations and the shares so to be retracted shall be retracted pro rata, excluding fractions, from the holdings of all shareholders of First Preferred Shares, Series A who have tendered shares for retraction or in such other manner as the Board of Directors deems reasonable.  Thereafter, the Corporation shall retract, on each succeeding Dividend Payment Date, on the same basis, the maximum number of First Preferred Shares, Series A as it is then permitted to retract (disregarding fractions) until all First Preferred Shares, Series A tendered for retraction and not withdrawn therefrom shall have been retracted.

4.02        The retraction price (less any tax required to be withheld by the Corporation) shall be paid by cheque payable in lawful money of the United States at par.  The mailing of such cheque from the Corporation’s registered office, or the payment by such other reasonable means as the Corporation deems desirable, on or before the retraction date, shall be deemed to be payment of the retraction price on the retraction date unless the cheque is not paid upon presentation or payment by such other means is not received.

4.03        If part only of the First Preferred Shares, Series A represented by any certificate are to be retracted, a new certificate for the balance shall be issued at the expense of the Corporation.

4.04        Any cheque representing payment of the retraction price not presented to the Corporation’s bankers for payment or otherwise not claimed within the six years after the retraction date shall be forfeited to the Corporation.

4.05        From and after the retraction date, the First Preferred Shares, Series A retracted shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the retraction price shall not be duly made by the Corporation.

4.06        First Preferred Shares, Series A which are retracted or deemed to be retracted in accordance with this Article 4.00 shall, subject to applicable law, be and be deemed to be cancelled and shall not be reissued.

5.00                        CONVERSION PRIVILEGE

5.01        A holder of First Preferred Shares, Series A has the right, at the holder’s option, at any time, or, in the case such shares are called for redemption, on or prior to 4:30 p.m. (Calgary time) on the third business day prior to the date fixed for redemption, if any, to convert, subject to the terms and provisions hereof, such First Preferred Shares, Series A into fully paid and non-assessable Common Shares at the Current Conversion Basis.  Should payment of the redemption price of First Preferred Shares, Series A which have been called for redemption not be paid on surrender of the certificate for such First Preferred Shares, Series A, the right of conversion shall revive and continue from the time of the failure to pay as if such First Preferred Shares, Series A had not been called for redemption.

5.02        The conversion of First Preferred Shares, Series A may be effected by the surrender of the certificate or certificates representing the same at any time during usual business hours at any office of any transfer agent of the Corporation at which the First Preferred Shares, Series A are transferable, accompanied by a written instrument of surrender duly executed by the registered holder, or the holder’s attorney duly authorized in writing, in which instrument such holder may also elect to convert:

(a)                                  part only of the First Preferred Shares, Series A represented by such certificate or certificates, in which event such holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the First Preferred Shares, Series A represented by such certificate or certificates which have not yet been converted; or

(b)                                 the First Preferred Shares, Series A, or part thereof, represented by such certificate or certificates theretofore called for redemption, in which event on the date specified for the redemption of such First Preferred Shares, Series A such holder shall be entitled to payment of the redemption price of the First Preferred Shares, Series A represented by such certificate or certificates which have been called for redemption and which have not been converted, and to receive, at the expense of the Corporation, a certificate representing First Preferred Shares, Series A represented by such certificate or certificates which have been neither converted nor redeemed.

Upon the surrender of any First Preferred Shares, Series A for conversion, the Corporation shall issue and deliver, or cause to be delivered to, within five days thereof, upon the written order of the holder of the First Preferred Shares, Series A so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of Common Shares to which such holder is entitled together with a payment by cheque in respect of any fraction of a Common Share otherwise issuable on such conversion as provided in Section 5.08.  Such conversion shall be deemed to have been made at the close of business on the date such First Preferred Shares, Series A shall have been surrendered for conversion, so that the rights of the holder of such First Preferred Shares, Series A, as the holder thereof, shall cease at such time and the person or persons entitled to receive Common Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Common Shares at such time and such conversion shall be on the Current Conversion Basis as at such time.

5.03        The registered holder of any First Preferred Shares, Series A on the record date for any dividend declared payable on such shares shall be entitled to such dividend notwithstanding that such shares are converted after such record date and before the payment date of such dividend and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the date of conversion.  Subject to the foregoing and to the provisions hereof, upon the conversion of First Preferred Shares, Series A the Corporation shall make no other payment or other adjustment on account of any dividends on the First Preferred Shares, Series A so converted or on account of the dividends on the Common Shares issuable upon such conversion.

5.04        The Current Conversion Price shall be subject to adjustment from time to time as follows:

(a)                                  If, at any time after the issuance of the First Preferred Shares, Series A, the Corporation shall:

(i)                                     subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)                                  reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)                               issue Common Shares (or securities convertible or exchangeable into Common Shares) to the holders of any of its outstanding Common Shares by way of a stock dividend (other than an issue of Common Shares to holders of Common Shares who exercise an option to receive stock dividends in lieu of cash dividends);

the Current Conversion Price in effect immediately after such subdivision, redivision, change, reduction, combination or consolidation or such issue of Common Shares (or securities convertible or exchangeable into Common Shares) by way of a stock dividend becomes effective or is paid, as the case may be, shall, in the case of the events referred to in (i) and (iii), be decreased in the same proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, redivision or change or such dividend (including, in the case where securities convertible or exchangeable into Common Shares, are issued, the number of Common Shares that would have been outstanding had such securities been converted or exchanged into Common Shares on such date of issuance thereof), or, in the case of (ii), shall be increased in the same proportion to the decrease in the number of outstanding Common Shares resulting from such combination or consolidation; such adjustment shall be made successively whenever any event referred to in this paragraph 5.04(a) shall occur, any such issue of Common Shares (or securities convertible or exchangeable into Common Shares) by way of stock dividend referred to in (iii) above shall be deemed to have been made on the date the stock dividend is paid for the purpose of calculating the number of outstanding Common Shares under this Section 5.04 and to the extent that any such securities convertible or exchangeable into Common Shares are not converted into Common Shares prior to the expiration of the conversion right contained in such securities, the Conversion Price shall be re-adjusted, effective as of the date of such expiration, to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion right;

(b)                                 If, at any time after the issuance of the First Preferred Shares, Series A, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 90% of the Current Market Price on such record date the Current Conversion Price shall be adjusted immediately after such record date so that it shall equal a price determined by multiplying the Current Conversion Price in effect immediately before such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date or date of entering into such agreement plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such record date is fixed or agreement entered into; if all such rights, options, warrants or rights, to acquire Common Shares or convertible or exchangeable securities are not exercised prior to the expiration thereof, the Current Conversion Price shall be readjusted, effective as of the date of such expiration, to the Current Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such rights, options, warrants or rights as the case may be;

(c)                                  If, at any time after the issuance of the First Preferred Shares, Series A, the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

(i)                                     shares of any class other than Common Shares;

(ii)                                  rights, options or warrants (excluding those referred to in paragraph 5.04(b) and rights, options or warrants to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) not less than 90% of the Current Market Price on such record date);

(iii)                               evidences of its indebtedness; or

(iv)                              assets;

then in each such case the Current Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Current Conversion Price in effect on such record date by a fraction, of which the numerator shall be the:  (A) total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date; less (B) the fair market value (as determined by the Board of Directors) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution of shares, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Current Conversion Price shall be readjusted to the Current Conversion Price which would then be in effect based upon such shares, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such rights, options or warrants, as the case may be.

In the event the Corporation contemplates making any distribution under the provisions of this paragraph 5.04(c), the Corporation shall give written notice of such event to all holders First Preferred Shares, Series A.  The Corporation shall not make a distribution under this paragraph 5.04(c) where the fair market value (as determined by the Board of Directors), of the shares or rights, options or warrants or evidences of indebtedness or assets so distributed exceeds the product of the Current Market Price on the record date for such distribution multiplied by the total number of Common Shares outstanding on such record date unless the holders of First Preferred Shares, Series A are permitted and such holders have elected, or have waived in writing or are deemed to have waived their right, to participate in such distribution as though and to the same extent as if they had converted their First Preferred Shares, Series A into Common Shares immediately prior to such distribution even though in fact they have not converted their First Preferred Shares, Series A.  A holder of First Preferred Shares, Series A shall be deemed to have waived its right to so participate under this paragraph 5.04(c) where such holder has not elected in writing to participate by delivery of such election to the Corporation within fourteen (14) days of the date on which notice of the event was given by the Corporation.

5.05        No adjustments of the Current Conversion Price shall be made pursuant to paragraphs (b) or (c) of Section 5.04 if the holders of the First Preferred Shares, Series A were permitted and all such holders have elected or have waived or are deemed to have waived their right to participate in the issue of such rights, options or warrants or such distribution, as the case may be, as though and to the same extent as if they had converted their First Preferred Shares, Series A into Common Shares prior to the issue of such rights, options or warrants or such distribution, as the case may be.  Any such participation shall be subject to approval of the stock exchanges upon which the securities of the Corporation are then listed.

5.06        No adjustment of the Current Conversion Price shall be made in any case in which the resulting increase or decrease in the Current Conversion Price would be less than 1% of the then Current Conversion Price, but in such case any adjustment that would otherwise have been required then to be made shall be carried forward and made at the time of, and together with, the next subsequent adjustment to the Current Conversion Price which, together with any and all such adjustments so carried forward, shall result in an increase or decrease in the Current Conversion Price by not less than 1%.

5.07        When, after the date of issuance of the First Preferred Shares, Series A, any action is taken which requires an increase or decrease of the Current Conversion Price under Section 5.04, the Corporation shall forthwith file with its transfer agent for the First Preferred Shares, Series A, and deliver a copy to each registered holder of First Preferred Shares, Series A, a Certificate setting forth the details of the action taken and, as the case may be, the increased or decreased Current Conversion Price, the details of the computation of the adjusted Current Conversion Price and the resulting adjusted Current Conversion Basis.  The transfer agent shall be under no duty to make any investigation or inquiry as to the statements obtained in any such Certificate of the Corporation or the manner in which any computation was made, but the transfer agent may accept such certificate as conclusive evidence of the statements therein contained and shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon.  The Corporation shall exhibit a copy of such Certificate of the Corporation, from time to time, to any holder of First Preferred Shares, Series A desiring to inspect the same, and shall give notice of any such adjustment of the Current Conversion Price and the resulting adjustment of the Current Conversion Basis to the holders of First Preferred Shares, Series A in the manner provided in Article 13.00.  The Corporation may, and shall upon the written request of holders of not less than 25% of the then issued and outstanding First Preferred Shares, Series A, retain a firm of independent chartered accountants (who may be the auditors of the Corporation) to make any computation required under Section 5.04, and any computation so made shall be final and binding on the Corporation, the transfer agent for the First Preferred Shares, Series A and the holders of the First Preferred Shares, Series A.  Such computation shall be contained in a certificate of such independent chartered accountants addressed to the holders of First Preferred Shares, Series A, the transfer agent for such shares and to the Corporation.  Such firm of independent chartered accountants may, as to questions of law, request and rely upon an opinion of independent counsel (who may be counsel for the Corporation).

5.08        Upon the surrender of any First Preferred Shares, Series A for conversion, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such First Preferred Shares, Series A to be converted, and in any case where a fraction of a Common Share is involved the Corporation shall adjust such fractional interest by rounding up such fraction to the next whole number of Common Shares.

5.09        The issuance of certificates for Common Shares upon the conversion of First Preferred Shares, Series A shall be made without charge to the holders of the First Preferred Shares,

Series A so converted for any fee or tax (other than tax on the income of the holders) in respect of the issuance on such certificates or the Common Shares represented thereby.

5.10        In case of any reclassification or change (other than a change referred in paragraph 5.04(a)) of the Common Shares or capital reorganization of the Corporation other than as referred to in Section 5.04, or in the case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, trust, partnership or other entity, or in the case of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, trust, partnership or other entity each First Preferred Shares, Series A shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares or other securities or property of the Corporation, or such continuing, successor, purchasing corporation, trust, partnership or other entity, as the case may be, to which a holder of the number of Common Shares as would have been issued if such First Preferred Shares, Series A had been converted immediately prior to such reclassification, change, amalgamation, consolidation, merger or sale would have been entitled upon such reclassification, change, amalgamation, consolidation, merger or sale.  The Board of Directors may, and upon the written request of the holders of not less than 25% of the then issued and outstanding First Preferred Shares, Series A, shall retain a firm of independent chartered accountants (who may be the auditors of the Corporation) to make the foregoing calculation, and the Board of Directors shall determine such entitlement on the basis of the certificate of such firm which shall be addressed to the holders of First Preferred Shares, Series A, the transfer agent for such shares and the Corporation.  Any such determination shall be conclusive and binding on the Corporation, the transfer agent for the First Preferred Shares, Series A, and the holders of the First Preferred Shares, Series A.  No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the Board of Directors, all necessary steps shall have been taken to ensure that the holders of the First Preferred Shares, Series A shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Article 5.00.  No such reclassification, change, amalgamation, consolidation, merger or sale shall be implemented by the Corporation unless, in addition to any other requirement of applicable law, the Corporation has obtained a certificate of a firm of independent chartered accountants referred to above and such certificate also states that as a result of the implementation of any such reclassification, change, amalgamation, consolidation, merger or sale, there will be no class or series of shares (or other equity securities or interest) in the Corporation, or such continuing successor, purchasing corporation, trust, partnership or entity, as the case may be, that would, or could, rank prior to or on a parity with the First Preferred Shares, Series A as to payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation or other continuing entity.

5.11        So long as any First Preferred Shares, Series A remain outstanding the Corporation shall give to the holders of First Preferred Shares, Series A at least 14 days’ prior notice of the record date for the payment of any cash dividend, stock dividend or other distribution on its Common Shares and prompt public notice of the issue to any of its shareholders of rights to subscribe for Common Shares or other securities and shall give at least 30 days’ prior notice before making any repayment of capital on its Common Shares.  Any such notice shall be sufficiently given if given individually to the holders of First Preferred Shares, Series A.  The accidental failure or omission to give the notice required by this Section 5.11 or any defect therein shall not affect the legality or validity of any such payment, distribution or issue.

5.12        The Corporation covenants and agrees that it shall not, during the periods of notice aforesaid, close its share transfer book, other than after normal business hours, or take any other corporate action which might deprive a holder of First Preferred Shares, Series A from the opportunity of exercising any rights herein provided.

5.13        If in the opinion of the Board of Directors the provisions of this Article 5.00 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the First Preferred Shares, Series A in accordance with the intent and purposes hereof, the Board of Directors shall make any adjustment in such provisions as the Board of Directors deems appropriate.

5.14        So long as any of the First Preferred Shares, Series A are outstanding the Corporation shall use its best efforts to maintain a listing and posting for trading of its outstanding Common Shares on one or more stock exchanges, including the Exchange.

5.15        The Corporation will not, by amendment of this certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of First Preferred Shares, Series A against impairment.

6.00                        PURCHASE FOR CANCELLATION

6.01        In addition to its right to redeem First Preferred Shares, Series A as provided in Article 3.00, the Corporation may at any time or times purchase for cancellation the whole or any part of the outstanding First Preferred Shares, Series A in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) reasonably available to all holders or, at the option of the Corporation, by invitation for tenders addressed to all holders of record of the outstanding First Preferred Shares, Series A, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.  In the event that, upon any request for tenders, the Corporation shall receive two or more tenders of First Preferred Shares, Series A at the same price and which shares, when added to any shares tendered at a lower price or prices, aggregate more than the amount for which the Corporation is prepared to accept tenders, if any of the First Preferred Shares, Series A so tendered at the same price are purchased by the Corporation, they shall be purchased pro rata from such holders tendering at the same price, disregarding fractions.

6.02        First Preferred Shares, Series A purchased in accordance with this Article 6.00 shall be and be deemed to be cancelled and shall not be reissued.

7.00                        LIQUIDATION

7.01        In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of First Preferred Shares, Series A shall be entitled to receive an amount per First Preferred Shares, Series A equal to the Stated Value per share, together with any accrued and unpaid dividends to the date of commencement of any such liquidation, dissolution, winding-up or other distribution of the assets of the Corporation, to be paid all such money before any money shall be paid or property or assets distributed to the holders of any

Common Shares or other shares of the capital of the Corporation ranking junior to the First Preferred Shares, Series A with respect to return of capital.

7.02        After payment to the holders of the First Preferred Shares, Series A of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

8.00                        RESTRICTIONS

8.01        So long as any First Preferred Shares, Series A are outstanding the Corporation shall not, without the approval of the holders of the First Preferred Shares, Series A given in the manner provided under Section 12.01:

(a)                                  issue any shares ranking prior to or on a parity with the First Preferred Shares, Series A as to the payment of dividends or the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(b)                                 declare, pay, or set aside for payment, any dividends on the Common Shares or on any other shares of the Corporation ranking junior to the First Preferred Shares, Series A as to the payment of dividends (other than stock dividends in any such shares of the Corporation, provided that any such stock dividend is made in accordance with the provisions hereof) unless all dividends up to, and including, the Dividend Payment Date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of the First Preferred Shares, Series A and all other shares ranking senior to or on a parity with the First Preferred Shares, Series A in respect of the payment of dividends;

(c)                                  set aside any money or make any payments for any sinking fund or other retirement fund applicable to any shares of the Corporation ranking junior to the First Preferred Shares, Series A;

(d)                                 redeem, purchase or make any capital distribution in respect of less than all of the First Preferred Shares, Series A:

(e)                                  (except out of net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the First Preferred Shares, Series A) redeem, purchase or make any capital distribution in respect of the Common Shares or any other shares of the Corporation ranking junior to the First Preferred Shares, Series A; or

(f)                                    redeem, purchase or make any capital distribution in respect of (except in connection with any purchase obligation, sinking fund, retraction privilege or mandatory redemption requirement) any shares of the Corporation ranking on a parity with the First Preferred Shares, Series A.

8.02        Nothing in Section 8.01 shall apply to hinder or prevent, and authorization is hereby given for, any of the actions referred to in such Section if consented to, or approved by, the holders of the First Preferred Shares, Series A in the manner hereinafter specified or if all the outstanding First Preferred Shares, Series A have been duly called for redemption and the redemption price paid in full or the amount required to pay the redemption price in full has been set aside for payment on or before the date fixed for redemption.

9.00                        VOTING RIGHTS

9.01        Subject to applicable law, the holders of the First Preferred Shares, Series A shall not be entitled as such (except as hereinafter specifically provided) to any voting rights or to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting unless and until the Corporation from time to time shall fail to pay, in the aggregate, four quarterly dividends on the First Preferred Shares, Series A on the dates on which the same should be paid according to the terms hereof, whether or not consecutive and whether or not such dividends have been declared and whether or not there are moneys of the Corporation properly applicable to the payment of dividends; thereafter but only so long as any dividends on the First Preferred Shares, Series A are not declared and actually paid, the holders of First Preferred Shares, Series A shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and shall be entitled to 40 votes in respect of each First Preferred Shares, Series A held at all shareholders’ meetings (other than meetings of holders of another class or series of shares required by law to be held separately).

10.00                 MISCELLANEOUS

10.01      The First Preferred Shares, Series A shall be convertible at the option of the holder thereof into shares of one or more other series of First Preferred Shares (the “New Shares”) into which the First Preferred Shares, Series A are made convertible by resolution of the Board of Directors upon the amendment of the constating documents of the Corporation or the enactment of a resolution by the Board of Directors setting out the terms and conditions of such conversion and the time or times during which such conversion may be effected.  If at any time or from time to time such right of conversion shall become applicable, the Corporation shall as soon as practicable give notice in writing thereof to the registered holders of the First Preferred Shares, Series A, which notice shall set forth, in reasonable detail, a summary of the rights, conditions, restrictions and limitations attaching or to be attached to the New Shares.

10.02      Holders of First Preferred Shares, Series A shall not be entitled, as of right, to subscribe for or purchase or receive any shares, bonds, debentures, or other securities of the Corporation now or hereafter authorized.

11.00                 AMENDMENTS

11.01      The rights, privileges, restrictions and conditions attached to the First Preferred Shares, Series A may be amended, modified, suspended, altered or repealed but only if consented to, or approved by, the holders of the First Preferred Shares, Series A in the manner hereinafter specified and in accordance with any requirements of applicable law.

12.00                 APPROVAL BY HOLDERS OF FIRST PREFERRED SHARES, SERIES A

12.01      For the purpose of Section 11.01, any consent or approval given by the holders of First Preferred Shares, Series A shall be deemed to have been sufficiently given if it shall have been given in writing by all the holders of the outstanding First Preferred Shares, Series A or by a resolution passed at a meeting of holders of First Preferred Shares, Series A duly called and held upon not less than 21 days’ notice in writing to the holders at which the holders of at least 25% of the outstanding First Preferred Shares, Series A are present or are represented by proxy and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting.  If at any such meeting the holders of at least 25% of the outstanding First Preferred Shares, Series A are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman.  At such adjourned meeting the holders of First Preferred Shares, Series A present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the consent or approval of the holders of First Preferred Shares, Series A.  On every ballot cast at every meeting every holder of a First Preferred Shares, Series A shall be entitled to one vote in respect of each First Preferred Shares, Series A held.  Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation.

13.00                 NOTICES

13.01      Any notice, except as provided in Section 5.11, required to be given under the provisions attaching to the First Preferred Shares, Series A to holders thereof shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation provided that accidental failure or omission to give any such notice to one or more shareholders or any defect therein shall not affect the legality or validity of any action or proceeding founded thereon but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time.

EXHIBIT C

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY  MUST NOT TRADE THE SECURITY BEFORE JUNE 1, 2006.

THE WARRANTS REPRESENTED HEREBY AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH WARRANTS, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH WARRANTS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, AND THAT THE UNDERLYING COMMON SHARES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) TO THE CORPORATION, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITY LAWS, PROVIDED THAT IN THE CASE OF AN OFFER, SALE OR TRANSFER REFERRED TO IN CLAUSE (D), THE CORPORATION HAS RECEIVED A WRITTEN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE
4:30 P.M. (CALGARY TIME) ON JANUARY 31, 2009.

WARRANT CERTIFICATE

CANADIAN SUPERIOR ENERGY INC.
(Incorporated under the laws of the Province of Alberta)

WARRANT CERTIFICATE NO.	WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT

(hereinafter referred to as the “holder” or the “Warrantholder”) is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Calgary time) (the “Expiry Time”) on January 31, 2009, one fully paid and non-assessable common share (“Common Share”) in the capital of Canadian Superior Energy Inc. (the “Corporation”).

This Warrant may only be exercised at the head office of the Corporation at 3300, 400 — 3rd Avenue S.W., Calgary, Alberta  T2P 4H2, Attention: Chief Financial Officer.  This Warrant is issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by a duly authorized officer.

DATED for reference this 31st day of January, 2006.

CANADIAN SUPERIOR ENERGY INC.

Per:

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT

Terms and Conditions attached to the Warrant issued by Canadian Superior Energy Inc. and dated for reference January 31, 2006.

ARTICLE 8
INTERPRETATION

8.1                               Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)                                  “Common Shares” means the common shares in the capital of the Corporation to be issued pursuant to the exercise of Warrants;

(b)                                 “Corporation” means Canadian Superior Energy Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Corporation” shall mean such successor corporation;

(c)                                  “Corporation’s Auditors” means Myers Norris Penny LLP, independent chartered accountants or another independent firm of accountants duly appointed as auditors of the Corporation;

(d)                                 “Exchange” means the American Stock Exchange or, if not listed thereon, such other stock exchange on which the Corporation’s common shares are listed and posted for trading;

(e)                                  “Exercise Price” means the price of U.S.$3.00 per share on or before the Expiry Time, expressed in lawful money of Canada subject to adjustment as provided herein;

(f)                                    “Expiry Time” means 4:30 p.m. (Calgary time) on January 31, 2009;

(g)                                 “herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(h)                                 “Issue Date” means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(i)                                     “person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(j)                                     “Warrant” means the warrant to acquire Common Shares evidenced by the Warrant Certificate;

(k)                                  “Warrant Certificate” means the certificate to which these Terms and Conditions are attached; and

(l)                                     words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

8.2                               Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

8.3                               Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto.

ARTICLE 9
ISSUE OF WARRANT

9.1                               Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

9.2                               Additional Warrants

Subject to any other written agreement between the Corporation and the Warrantholder, the Corporation may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person; provided, however, that the Exercise Price and the number of Common Shares issuable upon exercise of a Warrant may be subject to adjustment as a result of such issuance as further provided herein.

9.3                               Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)                                  the Corporation shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)                                 the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Corporation such evidence of loss, destruction, or theft as shall be satisfactory to the Corporation in its discretion and the Corporation may also require the holder to furnish indemnity in an amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

9.4                               Warrantholder Not a Shareholder

The Warrant shall not constitute the holder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

9.5                               Transfer of Warrants

The Warrant may not be offered, sold or otherwise transferred unless (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, (ii) to the Corporation, (iii) outside the United States in accordance with the Rule 904 of Regulation S under the 1933 Act, or (iv) pursuant to an exemption from registration under the 1933 Act and applicable state securities laws, provided, however that in the case of an offer, sale or transfer referred to in clause (iv) the Corporation has received a written opinion of legal counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the 1933 Act.  Subject to the restrictions on transfer set forth above, the Warrant shall be transferable on the warrant register of the Corporation upon delivery of the Warrant Certificate therefor duly endorsed by the Warrantholder or by the Warrantholder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Corporation shall deliver a new Warrant Certificate to the person entitled thereto.

9.6                               Specific Notification to Warrantholder

If at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events occur:

(a)                                  the Corporation shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

(b)                                 the Corporation shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

(c)                                  a dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed, then in any one or more of said events the Corporation shall give notice in writing of such event to the Warrantholders at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to mail or receive such notice or any defect therein or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

ARTICLE 10
EXERCISE OF THE WARRANT

10.1                        Method of Exercise of the Warrant

(a)                                  The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering it, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule “B” and a certified cheque or bank draft payable to or to the order of the Corporation, at par in Calgary, Alberta, for the

purchase price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of the United States, to the head office of the Corporation.

(b)                                 The Warrants may not be exercised within the United States, or on behalf of, or for the account or benefit of, any person located in the United States, nor will certificates representing Common Shares issuable upon exercise of the Warrants be delivered in the United States, except pursuant to an exemption from the registration requirements of the 1933 Act and exemptions from applicable state securities laws.  Any person who proposes to exercise a Warrant shall provide to the Corporation, as contemplated in Schedule “B”, either (i) written certification that the Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a person in the United States, or (ii) a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the issuance of Common Shares upon exercise of such Warrant is not required to be registered under the 1933 Act and applicable state securities laws.  Common Shares issuable upon exercise of Warrants by or on behalf of, or for the account or benefit of, a person in the United States may, if so determined by the Corporation in its sole discretion, bear a legend restricting transfer.

10.2                        Effect of Exercise of the Warrant

(a)                                  Upon surrender and payment as aforesaid, the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares of the Corporation and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment.

(b)                                 Within five business days after surrender and payment as aforesaid, the Corporation shall forthwith cause the issuance to the holder a certificate for the Common Shares purchased as aforesaid.

10.3                        Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule “C” showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

10.4                        Expiration of the Warrant

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

ARTICLE 11
ADJUSTMENTS

11.1                        Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)                                  in the event the Corporation shall:

(i)                                     pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)                                  subdivide its outstanding Common Shares into a larger number of Common Shares;

(iii)                               combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)                              issue by reclassification of its Common Shares other securities of the Corporation (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Corporation is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Corporation which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)                                 In case the Corporation shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them  to subscribe for or purchase Common Shares at a price per share which is lower than 90% of the current market price at the record date mentioned below than the then current market price per Common Share (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)                                  In case the Corporation shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Corporation, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Corporation to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Corporation, such subsidiary or both, as the Corporation shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)                                 For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for ten (10) consecutive trading days, commencing not more than three (3) trading days before such date on the Exchange, or if not then traded on the American Stock Exchange and if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such ten (10) consecutive trading day period.  The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said ten (10) consecutive trading days by the total number of shares so sold.  For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business.  Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Corporation, acting reasonably.

(e)                                  In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Corporation may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Corporation, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Corporation; provided, however, that the Corporation shall deliver to the holder an appropriate instrument evidencing the holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)                                    No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made to the nearest one-hundredth of a share.

(g)                                 Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)                                 No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Corporation issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.  Any such participation shall be subject to approval of the stock exchanges upon which the securities of the Corporation are then listed.

(i)                                     In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Corporation other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)                                     Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)                                     the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)                                  such Common Shares, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

11.2                        Voluntary Adjustment by the Corporation

Subject to requisite Exchange approval, the Corporation may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Corporation.

11.3                        Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant is adjusted, as herein provided, the Corporation shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

11.4                        No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

11.5                        Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Corporation with, or amalgamation, arrangement or merger of the Corporation with or into, another corporation or trust (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation or trust of all or substantially all the property of the Corporation, the Corporation or such successor or purchasing corporation or trust, as the case may be, shall execute with the Warrantholder an agreement or issue an instrument providing a right such that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, arrangement, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  Any such agreement or instrument shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”.  The provisions of this section 4 shall similarly apply to successive consolidations, mergers, amalgamations, arrangements, sales, transfers or leases.

11.6                        Determination of Adjustments

If at any time prior to the Expiry Time the Corporation takes any action affecting the Common Shares of the Corporation, other than an action or an event otherwise described in this Article 4, which in the opinion of the Board of Directors of the Corporation would have a material adverse effect upon the rights of the holder, the Exercise Price and/or the number of Common Shares purchasable under this Warrant Certificate will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.  If any questions shall at any time arise with respect to the Exercise Price or the number of Common Shares or other securities issuable pursuant to this Warrant Certificate, such question shall be conclusively determined by the Corporation’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Calgary, Alberta, that the Corporation may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Corporation and the holder.

ARTICLE 12
COVENANTS BY THE CORPORATION

12.1                        Reservation of Common Shares

The Corporation will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

12.2                        Binding Agreement

The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

ARTICLE 13
MERGER AND SUCCESSORS

13.1                        Corporation May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation, trust or corporations or trusts, or a conveyance or transfer of all or substantially all the properties and estates of the Corporation as an entirety to any corporation or trust lawfully entitled to acquire and operate same, provided, however, that the corporation or trust formed by such consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Corporation as an entirety shall, simultaneously with such amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

13.2                        Successor Corporation Substituted

In case the Corporation, pursuant to section 6.1 shall be consolidated, amalgamated, arranged or merged with or into any other corporation, trust or corporations or trusts or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation or trust, the successor corporation or trust formed by such consolidation, amalgamation or arrangement, or into which the Corporation shall have been consolidated, amalgamated, arranged or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, arrangement, merger or transfer.

ARTICLE 14
AMENDMENTS

14.1                        Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the Corporation and the holder.

SCHEDULE “B”

EXERCISE FORM

TO:         Canadian Superior Energy Inc.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Canadian Superior Energy Inc. (the “Corporation”).

The undersigned hereby exercises the right to acquire                     Common Shares of the Corporation in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note:  If further nominees are intended, please attach (and initial) a schedule giving these particulars.

The undersigned certifies that each of the representations and warranties made by the undersigned to the Corporation in connection with the undersigned’s acquisition of the Warrants remains true and correct on the date hereof as though made on the date hereof with respect to the acquisition of Common Shares pursuant to the exercise of Warrants contemplated hereby.

The undersigned represents that it: [check one only]

☐                                   A             is not in the United States and is not exercising Warrants on behalf of, or for the account or benefit of, a person in the United States.

☐                                   B             is an institutional accredited investor meeting the requirements set forth in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the U.S. Securities Act that purchased Warrants from the Corporation and is exercising Warrants for its own account or for one or more investor accounts for which it is acting as fiduciary or agent and each such investor account is an institutional accredited investor.

☐                                  C             has enclosed herewith a written opinion of counsel or other satisfactory evidence to the effect that the issuance of Common Shares upon exercise of Warrants is not required to be registered under the U.S. Securities Act and applicable state securities laws.  The undersigned understands that such opinion or other evidence must be acceptable to the Corporation.

DATED this           day of                     , 200     .

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.                                       The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the registered office of the Corporation.

2.                                       If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.                                       If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE “C”

WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 31, 2006, by and among Canadian Superior Energy Inc., a corporation incorporated under the laws of the Province of Alberta, Canada (the “Company”), and West Coast Asset Opportunity Fund, LLC Inc., a Delaware limited liability company (“Purchaser” and collectively with any permitted transferees hereunder, the “Purchasers”).

This Agreement is made pursuant to the Preferred Share Unit Purchase Agreement, dated as of the date hereof among the Company and the Purchaser (the “Purchase Agreement”).

The Company and the Purchaser hereby agree as follows:

1.                             Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 6(c).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Shares of the Company.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) or 2(b) is first declared effective by the Commission.

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the earlier of: (a)(i) the 180th day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the earlier of (i) the 180th day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in clause (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the 30th day following the Closing Date, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 45th day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“Preferred Shares” means the Cumulative Convertible Redeemable Preferred Shares issued or issuable to the Purchasers pursuant to the Purchase Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any adjustment with respect to any of the securities referenced in (i) or (ii) above.

“Registration Statement” means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers upon conversion of the Preferred Shares or as payment of a dividend on the Preferred Shares or the Common Stock issued or issuable upon conversion of the Preferred Shares.

“Trading Day” shall mean a day on which the Trading Market is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange or included in the Nasdaq National Market System, a business day.

“Trading Market” means the American Stock Exchange, Inc. or such other stock exchange or electronic trading market which represents the highest volume market (measured over the prior monthly period at the time of determination) in the United States on which the Common Stock trades.

“Units” means the Preferred Shares and Warrants issued or issuable to the Purchasers pursuant to the Purchase Agreement.

“Warrants” means the Common Stock purchase warrants issued or issuable to the Purchasers pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants or as payment of a dividend on the Common Stock issued or issuable upon exercise of the Warrants.

2.                             Registration.

(a)           On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form F-1 (or on such other form appropriate for such purpose).  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” substantially in the form attached hereto as Annex A.  The Company shall use all commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as practicable but, in any event, no later than its Effectiveness Date, and shall use all commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) two years after the date of this Agreement, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b)           If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then the Company shall prepare and file by the Filing Date for such Registration Statement, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form F-1 (or on such other form appropriate for such purpose).  Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” substantially in the form attached hereto as Annex A.  The Company shall use all commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as practicable but, in any event, by its Effectiveness Date, and shall use all commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

(c)           Promptly following any date on which the Company becomes eligible to use a registration statement on Form F-3 (or similar form that permits incorporation of subsequently filed documents by reference) to register the Registrable Securities for resale, the Company shall file a registration statement on such Form covering the Registrable Securities (or a post-effective amendment on such Form to the then effective Registration Statement) and shall use all commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter, but in any event prior to the Effectiveness Date therefor. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” substantially in the form attached hereto as Annex A.  The Company shall use all commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

(d)           If:  (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 35 Trading Days (which need not be consecutive) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 35 Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law:  on each such Event Date until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1/30th of 1.0% of the aggregate Purchase Price paid by such Holder for Units pursuant to the Purchase Agreement; provided that in no event shall the aggregate amount payable to any such Holder exceed 6.0% of the aggregate Purchase Price paid by such Holder for the Units.  All such amounts shall be pro-rated with respect to any Holder in the case the Company has not breached the requirements of this Section 2(d) with respect to a portion of the Registrable Securities issued or issuable to such Holder based on the relative number of Registrable Securities which are not so registered compared to the total number of Registrable Securities issued or issuable to such Holder.  The Company shall be obligated to pay any such partial liquidated damages pursuant to this Section 2(d) in arrears on a weekly basis on the last business day of each such week.  If the Company fails to pay any partial liquidated damages pursuant to this Section 2(d) in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(e)           Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(d) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)).

3.                             Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than six Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto unless a shorter time is agreed to in writing by the Holder, the Company shall furnish to each Holder for review copies of the “Selling Shareholders” and “Plan of Distribution” sections of such document, as proposed to be filed with such documents.  The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the disclosure in the “Selling Shareholder” section thereof differs from the information received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b)           (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide the Holders copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)           Notify the Holders as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and, if requested by any such Person, confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling shareholder or to the “Plan of Distribution” section, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration

Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Use all commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f)            Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)           Prior to any public offering of Registrable Securities, to use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

(h)           Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)                                     Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(j)                                     Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k)                                  Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.                                                                                       Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed $15,000 in the aggregate, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  Such fees and expenses shall not include fees and disbursements of counsel for the selling shareholders.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.                                                                                       Indemnification.

(a)                                  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or  defective and prior to the receipt by such Holder of Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent, and only to the extent, that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)                                 Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                                                                                       Miscellaneous.

(a)                                  No Piggyback on Registrations.  Without the prior written consent of Holders of a majority in interest of the then outstanding Registrable Securities (i) neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and (ii) the Company shall not during the Registration Period enter into any agreement providing any such right to any of its security holders.

(b)                                 Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)                                  Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 6(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(e)                                  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (Calgary time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Canadian Superior Energy Inc.
3300, 400 – 3rd Avenue SW
Calgary, Alberta
Canada T2P 4H2
Attn: Greg S. Noval
Facsimile: (403) 216-2374

With a copy to:	Preston Gates & Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
Attn.: Gary J. Kocher
Facsimile: (206) 370-6105

If to a Purchaser:                                                    To the address of such Purchaser as set forth under Section 7.5 of the Purchase Agreement.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person

(f)                                    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The rights to cause the Company to register Registrable Securities may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, member, retired partner or shareholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided, that in the case of any such transfer, the Holder or Holders of a majority in interest of the Registrable Securities shall be entitled to act for and bind the other Holders in the case of any matter hereunder that requires the consent or action of the Holders.

(g)                                 Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h)                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(i)                                              Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)                                             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CANADIAN SUPERIOR ENERGY INC.

By:
Name:
Title:

WEST COAST OPPORTUNITY FUND, LLC

By: West Coast Asset Management, Inc, managing member

By:
Name: Atticus Lowe

Title: Vice President

Annex A

Plan of Distribution

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Shareholders may use any one or more of the following methods when selling shares:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits Purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•                                          broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Shareholder and/or the purchasers.  Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Shareholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  If a Selling Shareholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Annex B

CANADIAN SUPERIOR ENERGY INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of Canadian Superior Energy Inc. (the “Company”) or rights to acquire Common Stock understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of January       , 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.                                      Name.

(a)                                  Full Legal Name of Selling Securityholder

(b)                                 Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                  Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.  Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.  Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.  Broker-Dealer Status:

(a)                                  Are you a broker-dealer?

Yes   ☐              No   ☐

Note:                   If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)                                 Are you an affiliate of a broker-dealer?

Yes   ☐              No   ☐

(c)                                  If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐              No   ☐

Note:                   If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.  Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Devin Stockfish

Preston Gates & Ellis LLP

925 Fourth Avenue

Suite 2900

Seattle, WA 98104

Fax:  (206) 623-7022

EXHIBIT E-1

January 31, 2006

West Coast Opportunity Fund, LLC c/o West Coast Asset Management, Inc. 2151 Alessandra Drive, Suite 100 Ventura, California USA 9300 Attention: Mr. Atticus Lowe	Jeffer, Mangels, Butler and Marmaro LLP 1900 Avenue of the Stars, 7th Floor Los Angeles, California USA 90067 Attention: Mr. Frank Schwertfeger

Dear Sirs:

Re:                             Canadian Superior Energy Inc.  - Issuance of 15,000 Units

We have acted as counsel to Canadian Superior Energy Inc. (“CanSup” or the “Corporation”) in connection with the sale, by way of private placement by the Corporation, of 15,000 units (the “Units”), each Unit consisting of ten (10) 5% US  $100 Cumulative Convertible Redeemable preferred shares of the Corporation (the “Preferred Shares”) and 80 common share purchase warrants (the “Warrants”) at a price of US $10,000 per Unit.  Each Preferred Share is convertible, in certain circumstances and subject to adjustment in certain events, into forty (40) common shares of the Corporation (“Common Share”) at no additional cost.  Each Warrant is exercisable, subject to adjustment in certain events, for the purchase of one Common Share at a cost of US $3.00.  We understand that the Units are being issued and sold pursuant to the terms and subject to the conditions of an agreement (the “Purchase Agreement”) dated as of January 31, 2006 between CanSup and West Coast Opportunity Fund, LLC (the “Purchaser”).  This opinion is being delivered pursuant to Section 4.5 of the Purchase Agreement.

We have participated in the preparation of and have reviewed: (i) the Purchase Agreement; and (ii) the Registration Rights Agreement entered into between the Corporation and the Purchaser (collectively, the “Agreements”).

We have examined such documents and have considered such questions of law as we have considered relevant and necessary as a basis for the opinions hereinafter set forth.  As to various questions of fact material to such opinions and which were not independently established, we have relied upon certificates of public officials and officers of the Corporation, copies of which have been delivered to you today, and on the minute books of the Corporation.  In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, notarial or true copies or facsimiles.

For the purposes of the opinions expressed in paragraph 1 we have relied upon a Certificate of Status electronically retrieved from the official records of Corporate Registry as maintained by the Registrar of Corporations under the Business Corporations Act (Alberta).  For the purposes of the opinions expressed in paragraph 8, we have relied upon a certificate issued by the Alberta Securities Commission pursuant to section 141 of the Securities Act (Alberta), a copy of which has been provided to you and our opinion is subject to the limitations and qualifications set out therein and which we have assumed continues to be accurate on the date hereof.  For the purpose of the opinions expressed in paragraphs 5 and 6, in connection with certain factual matters, we have relied upon a certificate of an officer of the Corporation (the “Officer’s Certificate”), a copy of which has been provided to you today.  We have also assumed, for the purposes of the opinions expressed herein, that all agreements and other documents have been duly authorized, executed and delivered by all of the parties thereto other than the Corporation and that such agreements and other documents constitute legal, valid and binding obligations of the parties thereto other than the Corporation, enforceable against each of them in accordance with their respective terms.

For the purpose of the opinions expressed herein, we have also assumed that:

1.                                       the representations, warranties and acknowledgments of the Purchaser and the Corporation set forth in the Purchase Agreement are true, correct and accurate in all respects at all applicable times up to and including the date hereof, all of the covenants of the Purchaser set out therein have been performed and that the distribution of the Preferred Shares and Warrants constituting the Units was effected in accordance with the terms thereof;

2.                                       the issue and sale of the Preferred Shares and Warrants constituting the Units has been effected without the preparation, use or delivery of an “offering memorandum” (as defined in the Securities Act (Alberta)) and there has been no advertisement in printed media of general and regular paid circulation, printed, public media or on radio, television or telecommunications, including electronic display, in connection with the issue and sale of the Preferred Shares;

3.                                       the Purchaser is not a “promoter” or “insider” (each as defined in the Applicable Securities Laws, as defined below) of the Corporation;

4.                                       the first trade by a holder of Common Shares will not be a “control distribution” as such term is defined in National Instrument 45-102 (“NI 45-102”); and

5.                                       at any relevant time, no order, ruling or decision is in effect that restricts any trades in Preferred Shares, Warrants or Common Shares or that affects any person or company who engages in such trade.

Whenever our opinion with respect to the existence or absence of facts or circumstances is qualified by the phrase “to our knowledge” or “of which counsel is aware”, it is intended to indicate that during the course of our representation of the Corporation no information has come to our attention which would give us actual knowledge of the existence of such facts or circumstances.  However, other than the review of the Officer’s Certificate, the Purchase Agreement, our current files for the Corporation and the Corporation’s minute book, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Corporation.  No inference as to our knowledge as to such facts and circumstances should be drawn merely from our representation of the Corporation.

We are qualified to practice law only in the Province of Alberta and our opinions herein are restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

For the purposes of this opinion, the term “Alberta Securities Laws” means the Securities Act (Alberta) (the “ASA”), the rules and regulations thereunder and the rules and policies of the Alberta Securities Commission (“ASC”).

We express no opinion with respect to any filings, proceedings, permits, consents, orders or authorizations, which may be required in connection with any transaction involving a party having the

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status of an insider of the Corporation under Applicable Securities Laws.

Based upon the foregoing and subject to the qualifications herein expressed, we are of the opinion that:

1.                                       The Corporation has been duly incorporated and is validly subsisting as a corporation in good standing under the laws of the Province of Alberta and has all requisite corporate power and authority to carry on its business as now conducted by it and to own its property and assets in the Province of Alberta.

2.                                       The Corporation has full corporate power and authority to enter into the Agreements, and to perform its obligations set out in the Agreements, including to sell and issue the Preferred Shares and Warrants constituting the Units, to issue the Common Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants and to carry out and perform its other obligations under the terms of the Agreements, and the Agreements have been duly authorized, executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except that the validity, binding effect and enforceability of the terms of the Agreements are subject to the qualification that such validity, binding effect and enforceability may be limited by:

(a)                                  applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors’ rights generally;

(b)                                 equitable remedies, including the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable court;

(c)                                  the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments;

(d)                                 the applicable laws regarding limitations of actions;

(e)                                  enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court; and

(f)                                    enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under applicable law.

3.                                       The 15,000 Preferred Shares issued to the Purchaser are validly issued as fully paid and non-assessable shares.  The Common Shares issuable upon the conversion of the Preferred Shares have been reserved and allotted for issuance and when issued will be legally and validly issued as fully paid and non-assessable shares.

4.                                       The Toronto Stock Exchange (the “TSX”) has conditionally accepted the filing documentation with respect to the issuance of the 15,000 Preferred Shares and 1,200,000 Warrants and the listing on the TSX, as the case may be, of the 6,000,000 Common Shares issuable upon conversion of the Preferred Shares and 1,200,000 Common Shares issuable upon exercise of the Warrants subject to the Corporation fulfilling the requirements set forth in the TSX letter dated January 30, 2006.

5.                                       The authorized share capital of the Corporation consists of an unlimited number of Common Shares and 15,000 Preferred Shares, of which, on the date hereof (and prior to giving effect to the

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issuance of the Preferred Shares pursuant to the Purchase Agreement), 119,135,361 Common Shares are issued and outstanding as fully paid and non-assessable shares and no Preferred Shares are issued and outstanding.  As of the date hereof, the Corporation has reserved for issuance (i) 6,000,000 Common Shares issuable upon conversion of the Preferred Shares; (ii) 1,200,000 Common Shares reserved for issuance upon the exercise of Warrants; (iii) 2,750,000 Common Shares reserved for issuance upon the exercise of warrants which expire on or prior to June 30, 2006; and (iv) 10,450,875 Common Shares reserved for issuance upon the exercise of outstanding options to purchase Common Shares (“Options”).  Other than the foregoing, to our knowledge, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal or similar rights) or other conversion privileges or rights presently outstanding to purchase any shares of the Corporation’s authorized but unissued capital.

6.                                       The execution and delivery of the Agreements, and the fulfilment of the terms thereof by the Corporation, and the performance of and compliance with the terms of the Agreements by the Corporation do not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under: (i) any applicable laws of the Province of Alberta or the laws of Canada applicable therein; (ii) any term or provision of the articles or by-laws of the Corporation, (iii) of which counsel is aware, any resolutions of the directors or shareholders of the Corporation; or (iv) of which counsel is aware, any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound on the date hereof, which might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or its properties or assets.

7.                                       To our knowledge, there are no actions, proceedings or governmental investigations pending or threatened against the Corporation that questions the validity of the Agreements, or the right of the Corporation to enter into the Agreements or to perform its obligations thereunder.

8.                                       The Corporation is a reporting issuer under the ASA and is not included in a list of defaulting reporting issuers maintained pursuant to the ASA.

9.                                       The offering, sale, issuance and delivery of the Preferred Shares and Warrants constituting the Units, by the Corporation to the Purchaser is exempt from the prospectus and registration requirements of the ASA and the only filing, proceeding, approval, consent or authorization required to be made, taken or obtained pursuant to Alberta Securities Laws to permit the distribution of the Preferred Shares and Warrants constituting the Units to the Purchaser is the filing, within ten days from the date of such issue and sale, of a report of the distribution prepared on Form 45-106 F1 prepared and executed in accordance with National Instrument 45-106.

10.                                 The first trade by a Purchaser of the Preferred Shares or Warrants, or the securities into which either are convertible, other than a trade which is otherwise exempted under the Alberta Securities Laws, will be a distribution and subject to the prospectus requirements of the Alberta Securities Laws, unless:

(a)                                  the Corporation is and has been a reporting issuer for at least the four months immediately preceding the trade in the province of Alberta;

(b)                                 at the time of the trade, at least four months have elapsed from the distribution date (as defined in NI 45-102);

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(c)                                  certificates representing the Preferred Shares and the Warrants were issued with a legend stating: “Unless permitted under securities legislation, the holder of the securities shall not trade the securities before June 1, 2006”.

(d)                                 no unusual effort is made to prepare the market or to create a demand for the Preferred Shares;

(e)                                  no extraordinary commission or consideration is paid to a person or a company in respect of the trade; and

(f)                                    the selling securityholder has no reasonable grounds to believe that the Corporation is in default of “securities legislation”, as defined in National Instrument 14-101.

11.                                 No filing, proceeding, approval, consent or authorization is required to be made, taken or obtained pursuant to the Alberta Securities Laws to permit the issuance by the Corporation, at no additional cost of Common Shares upon the conversion of the Preferred Shares, or the exercise of the Warrants, provided that no commission or other remuneration is paid or given in respect of such distribution except for administrative or professional services or for service performed by a registered dealer.

12.                                 The first trade by a holder of Common Shares received upon the conversion of Preferred Shares or exercise of the Warrants will be a distribution and, other than a trade which is otherwise exempted by the Alberta Securities Laws, subject to the prospectus requirements of the Alberta Securities Laws unless:

(a)                                  the Corporation is and has been a reporting issuer for at least the four months immediately preceding the trade in the province of Alberta;

(b)                                 the selling security holder has held the Preferred Shares or Warrants, as the case may be, or Common Shares after conversion of the Preferred Shares or exercise of the Warrants, for an aggregate of at least four months;

(c)                                  certificates representing the Common Shares were issued with a legend stating: “Unless permitted under securities legislation, the holder of the securities shall not trade the securities before June 1, 2006”;

(d)                                 no unusual effort is made to prepare the market or to create a demand for the Common Shares underlying the Preferred Shares or Warrants;

(e)                                  no extraordinary commission or consideration is paid to a person or a company in respect of the trade; and

(f)                                    the selling securityholder has no reasonable grounds to believe that the Corporation is in default of “securities legislation”, as defined in National Instrument 14-101.

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This opinion is being furnished for the sole benefit of the addressees hereof for the purposes provided herein and may not be relied upon or distributed to any other person or entity or for any other purpose without our prior written consent.

Yours truly,

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EXHIBIT E-2

January 31, 2006

West Coast Asset Opportunity Fund, LLC
295, Alessandra Drive, Suite 100
Ventura, California
USA 9300

Re:                               Canadian Superior Energy Inc.

Ladies and Gentlemen:

We are acting as special U.S. securities counsel to Canadian Superior Energy Inc., a corporation incorporated under the laws of the Province of Alberta, Canada (the “Company”), in connection with the offer and sale of Units by the Company.  At the request of the Company, we provide this Opinion Letter to you pursuant to Section 4.5 of that certain Preferred Share Unit Purchase Agreement dated as of January 31, 2006 (the “Purchase Agreement”) by and among the Company and West Coast Asset Opportunity Fund, LLC (the “Purchaser”).

This Opinion Letter is subject to a number of assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations, all as set forth herein.  Except as otherwise indicated herein, capitalized terms used in this Opinion Letter not otherwise defined herein shall have the meanings specified in the Purchase Agreement.

In connection with rendering this Opinion Letter, we have examined and relied upon executed copies of the following documents or instruments:

1.                                       the Purchase Agreement;

2.                                       the warrant certificate representing the Warrants; and

3.                                       the Registration Rights Agreement (the Registration Rights Agreement together with the Purchase Agreement and the Warrants are referred to herein as the “Transaction Documents”).

We have made no other independent investigation or review of any other documents or agreements. As to factual matters material to our Opinion Letter, we have relied upon and assumed the accuracy of the representations, warranties and covenants of the various parties contained in the Transaction Documents, and a certificate in which a principal officer of the Company certifies certain factual matters relating to the opinions expressed herein (the “Officer Certificate”), a copy of which is attached to this Opinion Letter.

The law covered by the opinions expressed herein is limited to the Law (as defined below) of the State of Washington and the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), in each case as limited by the assumptions, qualifications, limitations and exceptions set forth herein (collectively, the “Covered Law”).  “Law” means the statutes of the State of Washington, the judicial decisions of the State of Washington and the U.S. Federal courts located in the Ninth Circuit of the U.S. Court of Appeals interpreting such statutes, in each case which are known to us to be applicable to the transactions contemplated by the Transaction Documents.  To the extent that any of the documents or actions covered by the opinions herein are governed by or interpreted under any laws other than the Covered Law, we have assumed, with your permission, that such documents and actions are governed by the Law of the

State of Washington notwithstanding the parties’ selection of such other laws as the governing laws for such documents or actions.  We express no opinion except as expressly set forth herein and no opinions shall be implied.

The opinions expressed herein are qualified in their entirety by and subject to the following assumptions, qualifications, limitations and exceptions set forth herein and below:

A.                                   Each natural person who has executed a document submitted to us for review has sufficient legal capacity to execute and deliver such document and to enter into and perform his or her obligations set forth therein or to carry out their role in it, if any.

B.                                     Each document submitted to us for review in connection with this Opinion Letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

C.                                     We express no opinion on any fact in any representation or warranty or the accuracy of any calculations, descriptions or facts in the Transaction Documents, in any exhibit or schedule to the Transaction Documents, or in any document referenced in or related to any of the foregoing.

D.                                    We express no opinion concerning any U.S. federal or state securities laws, rules or regulations, except for the opinions specifically expressed herein.

E.                                      Our opinions herein are subject to and assume that the Company will timely file any post-sale notification required pursuant to Regulation D of the U.S. Securities Act, and that the representations of the Company and the Purchaser in the Transaction Documents are correct and that the Company and the Purchaser and all affiliates and sub-agents of any of the foregoing have complied and will comply with covenants made in the Transaction Documents.

F.                                      We express no opinion with respect to the indemnification and contribution obligations of the Company contained in the Registration Rights Agreement and our opinion expressed in paragraph (1) below excludes the enforceability and performance of such obligations.

G.                                     Our opinion expressed in paragraph (1) below is subject to (i) the effect of applicable state or federal bankruptcy, insolvency, conservatorship, receivership, seizure, liquidation, reorganization, moratorium, fraudulent conveyance or transfer, forfeiture, or similar laws affecting the rights of creditors generally, (ii) the effect of rules of law or principles of equity, including, without limitation, concepts of materiality, good faith and fair dealing, commercial reasonableness, course of dealing and usage in trade, unconscionability, specific performance, injunctive relief, appointment of a receiver and other equitable remedies, and the discretion of the court before which proceedings may be brought to enforce or interpret the Registration Rights Agreement or any documents or instruments contemplated thereby, and (iii) the context rule of interpretation of contracts under the laws of the State of Washington, pursuant to which courts will admit extrinsic evidence to interpret a contract even though terms of a contract may be unambiguous.

H.                                    We have assumed the facts and law governing the future performance of obligations under the Transaction Documents will be identical to the facts and law governing such performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

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(1)                                  The Registration Rights Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(2)                                  The offer, sale and issuance by the Company to the Purchaser of the Preferred Shares and Warrants that constitute the Units in accordance with the terms of the Purchase Agreement are, and the issuance by the Company of the common shares upon conversion of the Preferred Shares and upon exercise of the Warrants in accordance with the respective terms thereof, in each case, will be, exempt from the registration requirements of the U.S. Securities Act.

(3)                                The issuance by the Company to the Purchaser of common shares as a dividend on the Preferred Shares in accordance with Section 2.04 of the Share Provisions does not require registration under the U.S. Securities Act.

This Opinion Letter is limited to the matters stated herein and, other than by West Coast Asset Opportunity Fund, LLC, may not be used or relied upon by any other person for any purpose whatsoever without in each instance our prior written consent.  This Opinion Letter shall not be published or reproduced in any manner or distributed or circulated to any person or entity whatsoever, other than to your professional advisors or as may be required by applicable law, without our express written consent.

This Opinion Letter speaks as to matters that exist on the date hereof.  We assume no obligation to advise you of any changes in the opinions expressed herein from matters that might arise or be brought to our attention subsequent to the date of this letter.

Very truly yours,

PRESTON GATES & ELLIS LLP

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